EXHIBIT 4d



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                                  INDENTURE OF TRUST



                                       BETWEEN



                               COCONINO COUNTY, ARIZONA
                            POLLUTION CONTROL CORPORATION



                                         AND



                    FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION





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                              DATED AS OF APRIL 1, 1997




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                                     AUTHORIZING

                           POLLUTION CONTROL REVENUE BONDS,
                                    1997 SERIES A
                    (TUCSON ELECTRIC POWER COMPANY NAVAJO PROJECT)

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

					(i)

                                  TABLE OF CONTENTS*

                                                                       Page
                                                                       ----

             Parties  . . . . . . . . . . . . . . . . . . . . . . . . .   1
             Recitals . . . . . . . . . . . . . . . . . . . . . . . . .   1
             Granting Clause  . . . . . . . . . . . . . . . . . . . . .   2


                                      ARTICLE I

                                     DEFINITIONS

             Section 1.01.  Definitions.  . . . . . . . . . . . . . . .   2

                                      ARTICLE II

                                      THE BONDS

             Section 2.01.  Creation of Bonds.  . . . . . . . . . . . .   9
             Section 2.02.  Form of Bonds.  . . . . . . . . . . . . . .   9
             Section 2.03.  Execution of Bonds. . . . . . . . . . . . .  10
             Section 2.04.  Authentication of Bonds.  . . . . . . . . .  11
             Section 2.05.  Bonds Not General Obligations.  . . . . . .  11
             Section 2.06.  Prerequisites to Authentication of Bonds. .  11
             Section 2.07.  Lost or Destroyed Bonds or Bonds Canceled in
                            Error   . . . . . . . . . . . . . . . . . .  12
             Section 2.08.  Transfer, Registration and
                            Exchange of Bonds .  . . . . . . . . . . . . 12
             Section 2.09.  Other Obligations . . . . . . . . . . . . .  14
             Section 2.10   Temporary Bonds.  . . . . . . . . . . . . .  14
             Section 2.11.  Cancellation of Bonds . . . . . . . . . . .  14
             Section 2.12.  Payment of Principal and Interest . . . . .  14
             Section 2.13.  Applicability of Book-Entry Provisions  . .  14

                                     ARTICLE III

                                 REDEMPTION OF BONDS

             Section 3.01.    Redemption Provisions . . . . . . . . . .  15
             Section 3.02.    Selection of Bonds to be Redeemed . . . .  16
             Section 3.03.    Procedure for Redemption  . . . . . . . .  17
             Section 3.04.    Payment of Redemption Price . . . . . . .  17
             Section 3.05.    No Partial Redemption After Default . . .  17


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          *  This table of contents is not a part of the Indenture, and is for convenience only. The captions herein are of no legal effect and do not vary the meaning or legal effect of any part of the Indenture.

					(ii)

                                      ARTICLE IV

                                    THE BOND FUND

             Section 4.01.    Creation of Bond Fund . . . . . . . . . .  18
             Section 4.02.    Liens . . . . . . . . . . . . . . . . . .  18
             Section 4.03.    Deposits into Bond Fund . . . . . . . . .  18
             Section 4.04.    Use of Moneys in Bond Fund  . . . . . . .  18
             Section 4.05.    Custody of Bond Fund; Withdrawal
				of Moneys   . . . . . . . . . . . . . .  19
             Section 4.06.    Bonds Not Presented for Payment . . . . .  19
             Section 4.07.    Moneys Held in Trust  . . . . . . . . . .  20

                                      ARTICLE V

                                THE CONSTRUCTION FUND

             Section 5.01.    Creation of, and Disbursements from,
                                Construction Fund   . . . . . . . . . .  20
             Section 5.02.    Completion of Facilities; Termination of
                                Construction. . . . . . . . . . . . . .  21
             Section 5.03.    Redemption of All Outstanding Bonds . . .  22
             Section 5.04.    Acceleration of Bonds . . . . . . . . . .  22
             Section 5.05.    Refunding of Bonds  . . . . . . . . . . .  22
             Section 5.06.    Moneys Held in Trust  . . . . . . . . . .  23

                                      ARTICLE VI

                                     INVESTMENTS

             Section 6.01.    Investments . . . . . . . . . . . . . . .  23

                                     ARTICLE VII

                                  GENERAL COVENANTS

             Section 7.01.    No General Obligations  . . . . . . . . .  23
             Section 7.02.    Performance of Covenants of the Pollution
                                Control Corporation; Representations. .  24
             Section 7.03.    Maintenance of Rights and Powers;
                                Compliance with Laws  . . . . . . . . .  24
             Section 7.04.    Enforcement of Obligations of the Company;
                                Amendments  . . . . . . . . . . . . . .  24
             Section 7.05.    Further Instruments.  . . . . . . . . . .  24
             Section 7.06.    No Disposition of Trust Estate. . . . . .  25
             Section 7.07.    Financing Statements.   . . . . . . . . .  25
             Section 7.08.    Tax Covenants; Rebate Fund. . . . . . . .  25
             Section 7.09.    Notices of Trustee. . . . . . . . . . . .  26

                                     ARTICLE VIII

                                      DEFEASANCE

             Section 8.01.    Defeasance. . . . . . . . . . . . . . . .  26

					(iii)

                                      ARTICLE IX

                                DEFAULTS AND REMEDIES

             Section 9.01.    Events of Default.  . . . . . . . . . . .  27
             Section 9.02.    Remedies. . . . . . . . . . . . . . . . .  28
             Section 9.03.    Restoration to Former Position. . . . . .  29
             Section 9.04.    Owners' Right to Direct Proceedings.  . .  29
             Section 9.05.    Limitation on Owners' Right to Institute
                                 Proceedings.  . . . . . . . . . . . .   29
             Section 9.06.    No Impairment of Right to
                                 Enforce Payment. . . . . . . . . . . .  29
             Section 9.07.    Proceedings by Trustee without Possession
                                 of Bonds. . . . . . . . . . . . . . .   29
             Section 9.08.    No Remedy Exclusive.  . . . . . . . . . .  30
             Section 9.09.    No Waiver of Remedies.  . . . . . . . . .  30
             Section 9.10.    Application of Moneys.  . . . . . . . . .  30
             Section 9.11.    Severability of Remedies. . . . . . . . .  31

                                      ARTICLE X

                TRUSTEE; PAYING AGENT AND CO-PAYING AGENTS; REGISTRAR

             Section 10.01.   Acceptance of Trusts. . . . . . . . . . .  31
             Section 10.02.   No Responsibility for Recitals. . . . . .  31
             Section 10.03.   Limitations on Liability. . . . . . . . .  31
             Section 10.04.   Compensation, Expenses and Advances.  . .  31
             Section 10.05.   Notice of Events of Default.  . . . . . .  32
             Section 10.06.   Action by Trustee.  . . . . . . . . . . .  32
             Section 10.07.   Good Faith Reliance.  . . . . . . . . . .  32
             Section 10.08.   Dealings in Bonds and with the Pollution
                                 Control Corporation and the Company. .  33
             Section 10.09.   Allowance of Interest.  . . . . . . . . .  33
             Section 10.10.   Construction of Indenture.  . . . . . . .  33
             Section 10.11.   Resignation of Trustee. . . . . . . . . .  33
             Section 10.12.   Removal of Trustee. . . . . . . . . . . .  33
             Section 10.13.   Appointment of Successor Trustee. . . . .  34
             Section 10.14.   Qualifications of Successor Trustee.  . .  34
             Section 10.15.   Judicial Appointment of
                                Successor Trustee.. . . . . . . . . . .  34
             Section 10.16.   Acceptance of Trusts by Successor Trustee. 35
             Section 10.17.   Successor by Merger or Consolidation. . .  35
             Section 10.18.   Standard of Care. . . . . . . . . . . . .  35
             Section 10.19.   Notice to Owners of Bonds of Event of
                                 Default.  . . . . . . . . . . . . . .   35
             Section 10.20.   Intervention in Litigation of the
                                Pollution Control Corporation.  . . . .  35
             Section 10.21.   Paying Agent; Co-Paying Agents. . . . . .  35
             Section 10.22.   Qualifications of Paying Agent and
                                 Co-Paying Agents; Resignation; Removal. 36
             Section 10.23.   Registrar.  . . . . . . . . . . . . . . .  36
             Section 10.24.   Qualifications of Registrar; Resignation;
                                Removal.  . . . . . . . . . . . . . . .  37
             Section 10.25.   Several Capacities. . . . . . . . . . . .  37

					(iv)

                                      ARTICLE XI

                   EXECUTION OF INSTRUMENTS BY OWNERS OF BONDS AND
                             PROOF OF OWNERSHIP OF BONDS

             Section 11.01.   Execution of Instruments; Proof of
                                Ownership.  . . . . . . . . . . . . . .  38

                                     ARTICLE XII

                MODIFICATION OF THIS INDENTURE AND THE LOAN AGREEMENT

             Section 12.01.   Limitations.  . . . . . . . . . . . . . .  38
             Section 12.02.   Supplemental Indentures without Owner
                                Consent.  . . . . . . . . . . . . . . .  38
             Section 12.03.   Supplemental Indentures with Consent of
                                Owners. . . . . . . . . . . . . . . . .  39
             Section 12.04.   Effect of Supplemental Indenture. . . . .  40
             Section 12.05.   Consent of the Company. . . . . . . . . .  40
             Section 12.06.   Amendment of Loan Agreement without
                                Consent of Owners.  . . . . . . . . . .  40
             Section 12.07.   Amendment of Loan Agreement with Consent
                                of Owners.  . . . . . . . . . . . . . ..  41

                                     ARTICLE XIII

                                    MISCELLANEOUS

             Section 13.01.   Successors of the Pollution Control
                               Corporation.  . . . . . . . . . . . . ..  41
             Section 13.02.   Parties in Interest.  . . . . . . . . . .  41
             Section 13.03.   Severability. . . . . . . . . . . . . . .  42
             Section 13.04.   No Personal Liability of Pollution Control
                                Corporation Officials.  . . . . . . . .  42
             Section 13.05.   Bonds Owned by the Pollution Control
                                Corporation or the Company. . . . . . .  42
             Section 13.06.   Counterparts. . . . . . . . . . . . . . .  42
             Section 13.07.   Governing Law.  . . . . . . . . . . . . .  42
             Section 13.08.   Notices.  . . . . . . . . . . . . . . . .  42
             Section 13.09.   Holidays. . . . . . . . . . . . . . . . .  43
             Section 13.10.   Statutory Notice Regarding Cancellation of
                                Contracts.    . . . . . . . . . . . . .  43


          Testimonium . . . . . . . . . . . . . . . . . . . . . . . .    44
          Signatures and Seals  . . . . . . . . . . . . . . . . . . .    44

          Exhibit A - Form of Bond  . . . . . . . . . . . . . . . . . . A-1
          Exhibit B - Form of Endorsement of Transfer . . . . . . . . . B-1
          Exhibit C - Form of Certificate of Authentication . . . . . . C-1

                                  INDENTURE OF TRUST

             THIS INDENTURE OF TRUST, dated as of April 1, 1997 (this "Indenture"), between COCONINO COUNTY, ARIZONA POLLUTION CONTROL CORPORATION, an Arizona nonprofit corporation and a political subdivision of the State of Arizona (hereinafter called the "Pollution Control Corporation"), and First Trust of New York, National Association, as trustee (hereinafter called the "Trustee"),

                                W I T N E S S E T H :


             WHEREAS, the Pollution Control Corporation is authorized and empowered under Title 35, Chapter 6, Arizona Revised Statutes, as amended (the "Act"), to issue its bonds in accordance with the Act and to make secured or unsecured loans for the purpose of financing or refinancing the acquisition, construction, improvement or equipping of pollution control facilities consisting of real and personal properties, including but not limited to machinery and equipment whether or not now in existence or under construction, which are used in whole or in part to control, prevent, abate, alter, dispose or store, solid waste, thermal, noise, atmospheric or water pollutants, contaminants or products therefrom, whether such facilities serve one or more purposes or functions in addition to controlling, preventing, abating, altering, disposing or storing such pollutants, contaminants or the products therefrom, and to charge and collect interest on such loans and pledge the proceeds of loan agreements as security for the payment of the principal of and interest on bonds, or designated issues of bonds, issued by the Pollution Control Corporation and any agreements made in connection therewith, whenever the Board of Directors of the Pollution Control Corporation finds such loans to be in furtherance of the purposes of the Pollution Control Corporation;

             WHEREAS, the Pollution Control Corporation has heretofore issued and sold $16,700,000 aggregate principal amount of its Pollution Control Revenue Bonds, 1996 Series A (Tucson Electric Power Company Project), all of which remain outstanding (the "1996 Bonds"), the proceeds of which were loaned to the Tucson Electric Power Company, an Arizona corporation (the "Company"), for the purpose of financing a portion of the costs of the acquisition, construction, improvement and equipping of certain of the pollution control facilities (the "Facilities") described in Exhibit A to the Loan Agreement, dated as of April 1, 1997 (the "Loan Agreement"), between the Pollution Control Corporation and Company; and

             WHEREAS, the Pollution Control Corporation proposes to issue and sell its revenue bonds as provided herein (the "Bonds") for the purpose of financing a portion of the costs of the acquisition, construction, improvement and equipping certain additional items of the Facilities and for the purpose of refinancing, by the payment or redemption of the 1996 Bonds, or provision therefor, the portion of the costs of the acquisition, construction, improvement and equipping of the Facilities previously financed with the proceeds of the 1996 Bonds;

             NOW, THEREFORE, for and in consideration of these premises and the mutual covenants herein contained, of the acceptance by the Trustee of the trusts hereby created, of the purchase and acceptance of the Bonds by the Owners (as hereinafter defined) thereof and of the sum of one dollar lawful money of the United States of America, to it duly paid by the Trustee at or before the execution and delivery of these presents, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, in order to secure the payment of the principal of and premium, if any, and interest on the Bonds at any time Outstanding (as hereinafter defined) under this Indenture according to their tenor and effect and the performance and observance by the Pollution Control Corporation of all the covenants and conditions expressed or implied herein and contained in the Bonds, the Pollution Control Corporation does hereby grant, bargain, sell, convey, mortgage, pledge and assign, and grant a security interest in, the Trust Estate (as hereinafter defined) to the Trustee, its successors in trust and their assigns forever;

             TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended so to be, to the Trustee, its successors in trust and their assigns forever;

             IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth, first, for the equal and proportionate benefit and security of all Owners of the Bonds issued under and secured by this Indenture without preference, priority or distinction as to the lien of any Bonds over any other Bonds;

             PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Trust Estate shall have ceased, terminated and become void in accordance with Article VIII hereof, the principal of and premium, if any, and interest on the Bonds shall have been paid to the Owners thereof, or shall have been paid to the Company pursuant to Section 4.06 hereof, then and in that case these presents and the estate and rights hereby granted shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge this Indenture and execute and deliver to the Pollution Control Corporation and the Company such instruments in writing as shall be requisite to evidence the discharge hereof; otherwise this Indenture is to be and remain in full force and effect.

             THIS INDENTURE OF TRUST FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and the Trust Estate and the other estate and rights hereby granted are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Pollution Control Corporation has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective Owners, from time to time, of the Bonds, as follows:


                                      ARTICLE I

                                     DEFINITIONS

             Section 1.01.    Definitions.  The terms defined in this
          Article I shall, for all purposes of this Indenture, have the meanings herein specified, unless the context clearly requires otherwise:

          Act:

             "Act" shall mean Title 35, Chapter 6, Arizona Revised Statutes, and all acts supplemental thereto or amendatory thereof.

          Administration Expenses:

             "Administration Expenses" shall mean the reasonable expenses incurred by the Pollution Control Corporation with respect to the Loan Agreement, this Indenture and any transaction or event contemplated by the Loan Agreement or this Indenture, including the compensation and reimbursement of expenses and advances payable to the Trustee, to the Paying Agent, any Co-Paying Agent and the Registrar.

          Authorized Company Representative:

             "Authorized Company Representative" shall mean each person at the time designated to act on behalf of the Company by written certificate furnished to the Pollution Control Corporation and the Trustee containing the specimen signature of such person and signed on behalf of the Company by its President, any Vice President or its Treasurer, together with its Secretary or any Assistant Secretary.

          Bond Counsel:

             "Bond Counsel" shall mean any firm or firms of nationally recognized bond counsel experienced in matters pertaining to the validity of, and exclusion from gross income for federal tax purposes of interest on bonds issued by states and political subdivisions, selected by the Company and acceptable to the Pollution Control Corporation.

          Bond Fund:

             "Bond Fund" shall mean the fund created by Section 4.01 hereof.

          Bonds:

             "Bond" or "Bonds" shall mean the bonds authorized to be issued under this Indenture.

          Capital Account:

             "Capital Account" shall mean any of the accounts so named established under Sections 4.01 and 5.01 hereof.

          Code:

             "Code" shall mean the Internal Revenue Code of 1986 or any successor statute thereto. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations proposed or in effect thereunder and applicable to the Bonds or the use of proceeds thereof, unless the context clearly requires otherwise. References to any particular Code section shall, in the event of a successor Code, be deemed to be a reference to the successor to such Code section.

          Company:

             "Company" shall mean Tucson Electric Power Company, a corporation organized and existing under the laws of the State of Arizona, its successors and their assigns, including without limitation, any successor obligor under Section 6.01 or 7.01 of the Loan Agreement to the extent of the obligations assumed thereunder.

          Completion Date:

             "Completion Date" shall mean the date specified in Section
          3.04 of the Loan Agreement.

          Construction (and other forms of the word "construct"):

             "Construction" (and other forms of the word "construct") shall mean, when used with respect to the Facilities, the construction of the Facilities and shall include, without limitation, the acquisition, construction, improvement and equipping of the Facilities, all as contemplated by the Act.

          Construction Fund:

             "Construction Fund" shall mean the fund created by Section
          5.01 hereof.

          Cost of Construction:

             "Cost of Construction" shall embrace all costs paid or incurred by the Company with respect to the Facilities and the financing thereof for the payment of which the Pollution Control Corporation is authorized to issue bonds under the Act, and shall include without limitation (a) obligations paid or incurred by the Company for labor, materials and other expenses and to contractors, builders and materialmen in connection with the construction of the Facilities; (b) the costs paid or incurred by the Company for contract bonds and for insurance of all kinds that may be deemed by the Company to be desirable or necessary during the course of construction of the Facilities; (c) the expenses paid or incurred by the Company for test borings, surveys, estimates, plans and specifications, and preliminary investigations therefor, with respect to the Facilities and for supervising construction, as well as for the performance of all other duties required by or reasonably necessary for the proper construction, of the Facilities; (d) Administration Expenses paid or incurred prior to the Completion Date and legal, accounting, financial, underwriting, advertising, recording and printing expenses and all other fees and expenses paid or incurred by the Company in connection with the issuance and sale of the Bonds;
          (e) amounts in respect of interest (exclusive of accrued interest paid by the initial purchasers upon delivery thereof) accruing upon the Bonds until the Completion Date; (f) all other costs that the Company shall be required to pay under the terms of any contract or contracts for the construction of the Facilities; (g) any other costs or expenses paid or incurred by the Company, and any sums required to reimburse the Company for work done by it, with respect to the Facilities which are properly chargeable to the capital account of the Company with respect to the Facilities or would be so chargeable for federal income tax purposes either with a proper election or but for a proper election to deduct the same; and (h) amounts required to be paid to the United States by the Company (on behalf of the Pollution Control Corporation) in respect of the Bonds pursuant to Section 148 of the Code. For purposes of the application of the proceeds of the Bonds, the Cost of Construction shall be deemed to include the payment or redemption, or provision therefor, of any obligations, other than the Bonds, issued to finance or refinance any of the costs listed above. The Cost of Construction shall also be deemed to include all costs paid or incurred with respect to the Facilities by any Person (as defined in the Loan Agreement) to whom the Facilities have been leased or sold as a whole or in part, provided that such costs, had they been paid or incurred by the Company, would otherwise constitute a portion of the Cost of Construction.

          Depositary:

             "Depositary" shall mean The Depository Trust Company or any successor thereto as a securities repository for the Bonds.

          Facilities:

             "Facilities" shall mean the real and personal properties, machinery and equipment currently existing, under construction and to be constructed which are described in Exhibit A to the Loan Agreement, as revised from time to time to reflect any changes therein, additions thereto, substitutions therefor and deletions therefrom permitted by the terms of the Loan Agreement, subject, however, to the provisions of Section 7.01 of the Loan Agreement.

          General Account:

             "General Account" shall mean the account so named established under Section 4.01 hereof.

          Government Obligations:

             "Government Obligations" shall mean:

                    (a) direct obligations of, or obligations the principal
             of and interest on which are unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof; and

                    (b) certificates, depositary receipts or other
             instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company organized under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, with a combined capital stock surplus and undivided profits of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

          Indenture:

             "Indenture" shall mean this Indenture of Trust, dated as of April 1, 1997, between the Pollution Control Corporation and the Trustee, and any and all modifications, alterations, amendments and supplements thereto.

          Investment Account:

             "Investment Account" shall mean any of the accounts so named established under Sections 4.01 and 5.01 hereof.

          Investment Securities:

             "Investment Securities" shall mean any of the following obligations or securities on which neither the Company nor any of its subsidiaries is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in national, state or foreign banks having a combined capital and surplus of not less than $10,000,000; (c) bankers' acceptances drawn on and accepted by commercial banks having a combined capital and surplus of not less than $10,000,000; (d) (i) direct obligations of, (ii) obligations the principal of and interest on which are unconditionally guaranteed by, and (iii) any other obligations the interest on which is exempt from federal income taxation issued by, any state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision, agency, authority or other instrumentality of any of the foregoing, which, in any case, are rated by a nationally recognized rating agency in any of its three highest rating categories; (e) obligations of any agency or instrumentality of the United States of America; (f) commercial or finance company paper which is rated by a nationally recognized rating agency in any of its three highest rating categories; (g) corporate debt securities issued by corporations having debt securities rated by a nationally recognized rating agency in any of its three highest rating categories; (h) repurchase agreements with banking or financial institutions having a combined capital and surplus of not less than $10,000,000 with respect to any of the foregoing obligations or securities; (i) shares or interests in registered investment companies whose assets consist of obligations or securities which are described in any other clause of this sentence; and (j) any other obligations which may lawfully be purchased by the Trustee. The commercial banks and banking institutions referred to above may include the entities acting as Trustee, Paying Agent, Co-Paying Agent and Registrar, hereunder if such entities shall otherwise satisfy the requirements set forth above.

          Loan Agreement:

             "Loan Agreement" shall mean the Loan Agreement, dated as of April 1, 1997, between the Pollution Control Corporation and the Company relating to the Bonds, and any and all modifications, alterations, amendments and supplements thereto.

          Loan Payments:

             "Loan Payments" shall mean the payments required to be made by the Company pursuant to Section 5.01 of the Loan Agreement.

          1954 Code:

             "1954 Code" shall mean the Internal Revenue Code of 1954, as amended.

          1996 Bonds:

             "1996 Bonds" shall mean the $16,700,000 aggregate principal amount of the Pollution Control Corporation's Pollution Control Revenue Bonds, 1996 Series A (Tucson Electric Power Company Project).

          Notice by Mail:

             "Notice by Mail" or "notice" of any action or condition "by Mail" shall mean a written notice meeting the requirements of this Indenture mailed by first-class mail to the Owners of specified registered Bonds at the addresses shown in the registration books maintained pursuant to Section 2.08 hereof; provided, however, that if, because of the temporary or permanent suspension of delivery of first-class mail or for any other reason, it is impossible or impracticable to give such notice by first-class mail, then such giving of notice in lieu thereof, which may include publication, as shall be made with the approval of the Trustee (or, if there be no trustee hereunder, the Pollution Control Corporation) shall constitute a sufficient giving of such notice.

          Notice by Publication:

             "Notice by Publication" or "notice" of any action or condition "by Publication" shall mean publication of a notice meeting the requirements of this Indenture in a newspaper or financial journal of general circulation in The City of New York, New York, which carries financial news, is printed in the English language and is customarily published on each business day; provided, however, that any successive weekly publication of notice required hereunder may be made, unless otherwise expressly provided herein, on the same or different days of the week and in the same or different newspapers or financial journals; and provided, further, that if, because of the temporary or permanent suspension of the publication or general circulation of any newspaper or financial journal or for any other reason, it is impossible or impracticable to publish such notice in the manner herein described, then such publication in lieu thereof as shall be made with the approval of the Trustee (or, if there be no trustee hereunder, the Pollution Control Corporation) shall constitute a sufficient publication of such notice.

          Outstanding:

             "Outstanding", when used in reference to the Bonds, shall mean, as at any particular date, the aggregate of all Bonds authenticated and delivered under this Indenture except:

                    (a) those canceled by the Trustee at or prior to such
             date or delivered to or acquired by the Trustee at or prior to such date for cancellation;

                    (b) those deemed to be paid in accordance with Article
             VIII hereof; and

                    (c) those in lieu of or in exchange or substitution for
             which other Bonds shall have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee and the Company is presented that such Bonds are held by a bona fide holder in due course.

          Owner:

             "Owner" shall mean the person in whose name any Bond is registered upon the registration books maintained pursuant to
          Section 2.08 hereof.  The Company may be an Owner.

          Paying Agent; Co-Paying Agent; Principal Office thereof:

             "Paying Agent" and "Co-Paying Agent" shall mean the paying agent and any co-paying agent appointed in accordance with
          Section 10.21 hereof. "Principal Office" of the Paying Agent or any Co-Paying Agent shall mean the office thereof designated in writing to the Trustee.

          Plant:

             "Plant" shall mean the Navajo Generating Station, an electric power generating plant near Page, Arizona, in Coconino County, Arizona, and any additions or improvements thereto or replacements thereof.

          Pollution Control Corporation:

             "Pollution Control Corporation" shall mean Coconino County, Arizona Pollution Control Corporation, an Arizona nonprofit corporation and a political subdivision of the State of Arizona incorporated for and with the approval of the County of Coconino, Arizona, pursuant to the provisions of the Constitution of the State of Arizona and the Act, its successors and their assigns.

          Rebate Fund:

             "Rebate Fund" shall mean the fund created by Section 7.08 hereof.

          Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement:

             "Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement" shall mean all moneys paid or payable to the Trustee for the account of the Pollution Control Corporation by the Company in respect of the Loan Payments and payments pursuant to Section 9.01 of the Loan Agreement, and all receipts of the Trustee which, under the provisions of this Indenture, reduce the amount of such payments.

          Record Date:

             "Record Date" shall mean the close of business on the fifteenth (15th) day of the calendar month immediately preceding each regularly scheduled interest payment date.

          Registrar; Principal Office thereof:

             "Registrar" shall mean the registrar appointed in accordance with Section 10.23 hereof. "Principal Office" of the Registrar shall mean the office thereof designated in writing to the Trustee.

          Supplemental Indenture:

             "Supplemental Indenture" shall mean any indenture of the Pollution Control Corporation modifying, altering, amending, supplementing or confirming this Indenture for any purpose, in accordance with the terms hereof.

          Supplemental Loan Agreement:

             "Supplemental Loan Agreement" shall mean any agreement between the Pollution Control Corporation and the Company modifying, altering, amending or supplementing the Loan Agreement, in accordance with the terms thereof and hereof.

          Tax Agreement:

             "Tax Agreement" shall mean that tax certificate and agreement, dated the date of the initial authentication and delivery of the Bonds, between the Pollution Control Corporation and the Company, relating to the requirements of the Code and the 1954 Code, and any and all modifications, alterations, amendments and supplements thereto.

          Trust Estate:

             "Trust Estate" shall mean at any particular time all right, title and interest of the Pollution Control Corporation in and to the Loan Agreement (except its rights under Sections 5.03, 5.04,
          6.03 and 8.05 thereof and any rights of the Pollution Control Corporation to receive notices, certificates, requests, requisitions and other communications thereunder), including without limitation, the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement, the Bond Fund and the Construction Fund and all moneys and Investment Securities from time to time on deposit therein (excluding, however, any moneys or Investment Securities held in the Rebate Fund), any and all other moneys and obligations (other than Bonds) which at such time are deposited or are required to be deposited with, or are held or are required to be held by or on behalf of, the Trustee, the Paying Agent or any Co-Paying Agent in trust under any of the provisions of this Indenture and all other rights, titles and interests which at such time are subject to the lien of this Indenture; provided, however, that in no event shall there be included in the Trust Estate (a) moneys or obligations deposited with or held by the Trustee in the Rebate Fund pursuant to
          Section 7.08 hereof or (b) moneys or obligations deposited with or paid to the Trustee for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article VIII hereof or moneys held pursuant to Section 4.06 hereof.

          Trustee; Principal Office thereof:

             "Trustee" shall mean First Trust of New York, National Association, as trustee under this Indenture, its successors in trust and their assigns. "Principal Office" of the Trustee shall mean the principal corporate trust office of the Trustee, which office at the date of acceptance by the Trustee of the duties and obligations imposed on the Trustee by this Indenture is located at the address specified in Section 13.08 hereof.


                                      ARTICLE II

                                      THE BONDS

             Section 2.01. Creation of Bonds. There is hereby authorized and created under this Indenture, for the purpose of providing moneys to pay a part of the Cost of Construction, an issue of Bonds, entitled to the benefit, protection and security of this Indenture, in the aggregate principal amount of Thirty-six Million Seven Hundred Thousand Dollars ($36,700,000). Each of the Bonds shall be designated by the title "Coconino County, Arizona Pollution Control Corporation Pollution Control Revenue Bond, 1997 Series A (Tucson Electric Power Company Navajo Project)". The Bonds shall mature, subject to prior redemption upon the terms and conditions hereinafter set forth, on October 1, 2032 and shall bear interest from the date thereof until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise, at the rate of seven and one-eighth per centum (7 1/8%) per annum, with interest thereon payable semi-annually on each October 1 and April 1, commencing October 1, 1997. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

             Section 2.02. Form of Bonds. Bonds shall be authenticated and delivered hereunder solely as fully registered bonds without coupons in the denomination of $5,000 or integral multiples thereof. Bonds shall be numbered as determined by the Trustee. Bonds authenticated prior to the first interest payment date shall be dated April 1, 1997. Bonds authenticated on or subsequent to the first interest payment date shall be dated the interest payment date next preceding the date of authentication thereof, unless such date of authentication shall be an interest payment date to which interest on the Bonds has been paid in full or duly provided for, in which case they shall be dated such date of authentication; provided, however, that if, as shown by the records of the Trustee, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for transfer or exchange shall be dated the date to which interest has been paid in full on the Bonds surrendered.

             Principal of and premium, if any, on Bonds shall be payable to the Owners of such Bonds upon presentation and surrender of such Bonds at the Principal Office of the Paying Agent or any Co-Paying Agent. Interest on the Bonds shall be paid by check drawn upon the Paying Agent and mailed to the Owners of such Bonds as of the close of business on the Record Date with respect to each interest payment date at the registered addresses of such Owners as they shall appear as of the close of business on such Record Date on the registration books maintained pursuant to
          Section 2.08 hereof notwithstanding the cancellation of any such Bond upon any exchange or registration of transfer subsequent to such Record Date, except that if and to the extent that there should be a default on the payment of interest on any Bond, such defaulted interest shall be paid to the Owners in whose name such Bond (or any Bond or Bonds issued upon any exchange or registration of transfer thereof) is registered as of the close of business on a date selected by the Trustee in its discretion, but not more than 15 days or less than 10 days prior to the date of payment of such defaulted interest; notwithstanding the foregoing, upon request to the Paying Agent by an Owner of not less than $1,000,000 in aggregate principal amount of Bonds, interest on such Bonds and, after presentation and surrender of such Bonds, the principal thereof shall be paid to such Owner by wire transfer to the account maintained within the continental United States specified by such Owner or, if such Owner maintains an account with the entity acting as Paying Agent, by deposit into such account. Payment as aforesaid shall be made in such coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

             The Bonds and the form for registration of transfer and the form of certificate of authentication to be printed on the Bonds are to be in substantially the forms thereof set forth in Exhibits A, B and C hereto, respectively, with necessary or appropriate variations, omissions and insertions as permitted or required by this Indenture.

             Section 2.03. Execution of Bonds. The Bonds shall be executed on behalf of the Pollution Control Corporation by the President or a Vice President of the Pollution Control Corporation and shall have affixed, impressed or reproduced thereon the official seal of the Pollution Control Corporation which shall be attested by the Secretary or an Assistant Secretary of the Pollution Control Corporation. Each of the foregoing officers may execute or cause to be executed with a facsimile signature in lieu of his manual signature the Bonds, provided the signature of either the President or a Vice President of the Pollution Control Corporation or the Secretary or Assistant Secretary of the Pollution Control Corporation shall, if required by applicable laws, be manually subscribed.

             In case any officer of the Pollution Control Corporation whose signature or a facsimile of whose signature shall appear on the Bonds shall cease to be such officer before the authentication by the Trustee and delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if such officer had remained in office until delivery; and any Bond may be signed on behalf of the Pollution Control Corporation by such persons as, at the time of execution of such Bond, shall be the proper officers of the Pollution Control Corporation, even though at the date of such Bond or of the execution and delivery of this Indenture any such person was not such officer.

             Section 2.04. Authentication of Bonds. Only such Bonds as shall have endorsed thereon a certificate of authentication substantially in the form set forth in Exhibit C hereto duly executed by the Trustee shall be entitled to any right or benefit under this Indenture. No Bond shall be valid or obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Trustee, and such executed certificate of authentication of the Trustee upon any such Bonds shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The Trustee's certificate of authentication on any Bond shall be deemed to have been executed by it if signed with an authorized signature of the Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Bonds issued hereunder. This Section 2.04 is subject to the provisions of
          Section 10.17 hereof.

             Section 2.05. Bonds Not General Obligations. Neither the County of Coconino, Arizona nor the State of Arizona shall in any event be liable for the payment of the principal of or premium, if any, or interest on the Bonds, and neither the Bonds nor the premium, if any, or the interest thereon, shall be construed to constitute an indebtedness of County of Coconino, Arizona or the State of Arizona within the meaning of any constitutional or statutory provisions whatsoever. The Bonds and the premium, if any, and the interest thereon shall be limited obligations of the Pollution Control Corporation payable solely from the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement and the other moneys pledged therefor under this

          Indenture, and such fact shall be plainly stated on the face of each Bond.

             Section 2.06. Prerequisites to Authentication of Bonds. The Pollution Control Corporation shall execute and deliver to the Trustee and the Trustee shall authenticate the Bonds and deliver said Bonds to the initial purchasers thereof as may be directed hereinafter in this Section 2.06.

             Prior to the delivery on original issuance by the Trustee of any authenticated Bonds there shall be or have been delivered to the Trustee:

                    (a) a duly certified copy of a resolution of the Board
             of Directors of the Pollution Control Corporation authorizing the execution and delivery of this Indenture and the Loan Agreement and the issuance of the Bonds;

                    (b) an original duly executed counterpart or a duly
             certified copy of the Loan Agreement;

                    (c) a request and authorization to the Trustee on
             behalf of the Pollution Control Corporation, signed by its President or a Vice President, to authenticate and deliver the Bonds in the aggregate principal amount determined by this Indenture to the purchaser or purchasers therein identified upon payment to the Trustee, but for the account of the Pollution Control Corporation, of a sum specified in such request and authorization plus any accrued interest on such Bonds to the date of delivery; and

                    (d) a written statement on behalf of the Company,
             executed by the President, any Vice President or the Treasurer, (i) approving the issuance and delivery of the Bonds and (ii) consenting to each and every provision of this Indenture.

             Section 2.07. Lost or Destroyed Bonds or Bonds Canceled in Error. If any Bond, whether in temporary or definitive form, is lost (whether by reason of theft or otherwise), destroyed (whether by mutilation, damage, in whole or in part, or otherwise) or canceled in error, the Pollution Control Corporation may execute and the Trustee may authenticate a new Bond of like date and denomination and bearing a number not contemporaneously outstanding; provided that (a) in the case of any mutilated Bond, such mutilated Bond shall first be surrendered to the Trustee and (b) in the case of any lost Bond or Bond destroyed in whole, there shall be first furnished to the Pollution Control Corporation, the Trustee and the Company evidence of such loss or destruction. In every case, the applicant for a substitute Bond shall furnish the Pollution Control Corporation, the Trustee and the Company such security or indemnity as may be required by any of them. In the event any lost or destroyed Bond or a Bond canceled in error shall have matured or is about to mature, or has been called for redemption, instead of issuing a substitute Bond the Trustee may, in its discretion, pay the same without surrender thereof if there shall be first furnished to the Pollution Control Corporation, the Trustee and the Company evidence of such loss, destruction or cancellation, together with indemnity, satisfactory to them.
          Upon the issuance of any substitute Bond, the Pollution Control Corporation and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Trustee may charge the Owner of any such Bond with the Trustee's reasonable fees and expenses in connection with any transaction described in this Section 2.07.

             Every substitute Bond issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Bond is lost, destroyed or canceled in error shall constitute an additional contractual obligation of the Pollution Control Corporation, whether or not the Bond so lost, destroyed or canceled shall be at any time enforceable, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder. All Bonds shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of lost, destroyed or improperly canceled Bonds, notwithstanding any law or statute now existing or hereafter enacted.

             Section 2.08. Transfer, Registration and Exchange of Bonds. The Registrar shall maintain and keep, at its Principal Office, books for the registration and registration of transfer of Bonds, which, at all reasonable times, shall be open for inspection by the Pollution Control Corporation, the Trustee and the Company; and, upon presentation for such purpose of any Bond entitled to registration or registration of transfer at the Principal Office of the Registrar, the Registrar shall register or register the transfer in such books, under such reasonable regulations as the Registrar may prescribe. The Registrar shall make all necessary provisions to permit the exchange or registration of transfer of Bonds at its Principal Office.

             The transfer of any Bond shall be registered upon the registration books of the Registrar at the written request of the Owner thereof or his attorney duly authorized in writing, upon surrender thereof at the Principal Office of the Registrar, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Owner or his duly authorized attorney. Upon the registration of transfer of any such Bond or Bonds, the Pollution Control Corporation shall issue in the name of the transferee, in authorized denominations, a new Bond or Bonds in the same aggregate principal amount as the surrendered Bond or Bonds.

             The Pollution Control Corporation, the Trustee, the Paying Agent, any Co-Paying Agent and the Registrar may deem and treat the Owner of any Bond as the absolute owner of such Bond, whether such Bond shall be overdue or not, for the purpose of receiving payment of, or on account of, the principal of and premium, if any, and, except as provided in Section 2.02 hereof, interest on such Bond and for all other purposes, and neither the Pollution Control Corporation, the Trustee, the Paying Agent, any Co-Paying Agent nor the Registrar shall be affected by any notice to the contrary. All such payments so made to any such Owner or upon his order shall be valid and effective to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

             Bonds, upon surrender thereof at the Principal Office of the Registrar may, at the option of the Owner thereof, be exchanged for an equal aggregate principal amount of Bonds of any authorized denomination.

             In all cases in which the privilege of exchanging Bonds or registering the transfer of Bonds is exercised, the Pollution Control Corporation shall execute and the Trustee shall authenticate and deliver Bonds in accordance with the provisions of this Indenture. For every such exchange or registration of transfer of Bonds, whether temporary or definitive, the Pollution Control Corporation, the Registrar, or the Trustee may make a charge sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer, which sum or sums shall be paid by the person requesting such exchange or registration of transfer as a condition precedent to the exercise of the privilege of making such exchange or registration of transfer. The Registrar shall not be obligated (a) to make any such exchange or registration of transfer of Bonds during the fifteen
          (15) days next preceding the date on which notice of any proposed redemption of Bonds is given or (b) to make any exchange or registration of transfer of any Bonds called for redemption.

             The Bonds are to be initially registered in the name of Cede & Co., as nominee for the Depositary. Such Bonds shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

                    (a) such Bonds may be transferred in whole, and
             appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

                    (b) such Bond may be exchanged for definitive Bonds
             registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:

                    (i) the Depositary shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to such Bonds and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to such Bonds;

                    (ii) the Company shall have delivered to the Trustee a written instrument to the effect that such Bonds shall be so exchangeable on and after a date specified therein; or

                    (iii) (1) an Event of Default shall have occurred and be continuing, (2) the Trustee shall have given notice of such Event of Default pursuant to Section 10.19 hereof and (3) there shall have been delivered to the Pollution Control Corporation, the Company and the Trustee an opinion of counsel to the effect that the interests of the beneficial owners of such Bonds in respect thereof will be materially impaired unless such owners become owners of definitive Bonds.

             The Bonds delivered to the Depositary may contain a legend reflecting the foregoing restrictions on registration of transfer and exchange.

             Section 2.09. Other Obligations. The Pollution Control Corporation expressly reserves the right to issue, to the extent permitted by law, but shall not be obligated to issue, obligations under another indenture or indentures to provide additional funds to pay the Cost of Construction of the Facilities or to refund all or any principal amount of the Bonds, or any combination thereof.

             Section 2.10 Temporary Bonds. Pending the preparation of definitive Bonds, the Pollution Control Corporation may execute and the Trustee shall authenticate and deliver temporary Bonds. Temporary Bonds shall be issuable as registered Bonds without coupons, of any authorized denomination, and substantially in the form of the definitive Bonds but with such omissions, insertions and variations as may be appropriate for temporary Bonds, all as may be determined by the Pollution Control Corporation.
          Temporary Bonds may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Pollution Control Corporation and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Bonds. As promptly as practicable the Pollution Control Corporation shall execute and shall furnish definitive Bonds and thereupon temporary Bonds may be surrendered in exchange therefor without charge at the Principal Office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Bonds a like aggregate principal amount of definitive Bonds of authorized denominations. Until so exchanged the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds.

             Section 2.11. Cancellation of Bonds. All Bonds which shall have been surrendered to the Paying Agent or any Co-Paying Agent for payment or redemption, and all Bonds which shall have been surrendered to the Registrar for exchange or registration of transfer, shall be delivered to the Trustee for cancellation.
          All Bonds delivered to or acquired by the Trustee for cancellation shall be canceled and destroyed by the Trustee. The Trustee shall furnish to the Pollution Control Corporation, the Paying Agent, the Registrar and the Company counterparts of certificates evidencing such cancellation and destruction and specifying such Bonds by number.

             Section 2.12. Payment of Principal and Interest. For the payment of interest on the Bonds, the Pollution Control Corporation shall cause to be deposited in the Bond Fund, on each interest payment date, solely out of the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement and other moneys pledged therefor, an amount sufficient to pay the interest to become due on such interest payment date. The obligation of the Pollution Control Corporation to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund available on such interest payment date for the payment of interest on the Bonds.

             For the payment of the principal of the Bonds upon maturity, the Pollution Control Corporation shall cause to be deposited in the Bond Fund, on the stated or accelerated date of maturity, solely out of the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement and other moneys pledged therefor, an amount sufficient to pay the principal of the Bonds. The obligation of the Pollution Control Corporation to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund available on the maturity date for the payment of the principal of the Bonds.

             Section 2.13. Applicability of Book-Entry Provisions. Anything in this Indenture to the contrary notwithstanding, (a) the provisions of the Blanket Issuer Letter of Representations, dated October 12, 1995, between the Pollution Control Corporation and The Depository Trust Company relating to the manner of and procedures for payment and redemption of Bonds and related matters shall apply so long as such Depositary shall be the Owner of all Outstanding Bonds and (b) the Pollution Control Corporation, the Trustee or the Paying Agent, as applicable, may enter into a similar agreement, on terms satisfactory to the Company, with any subsequent Depositary and the provisions thereof shall apply so long as such Depositary shall be the Owner of all Outstanding Bonds.

                                     ARTICLE III

                                 REDEMPTION OF BONDS

             Section 3.01. Redemption Provisions. (a) The Bonds shall be subject to redemption by the Pollution Control Corporation, at the direction of the Company, on any date on or after October 1, 2007 in whole at any time or in part from time to time, at the applicable redemption price (expressed as a percentage of principal amount) set forth below, plus accrued interest to the redemption date:

                  Redemption Period         Redemption Price
                  -----------------         ----------------

           October 1, 2007 through
           September 30, 2008                         102%

           October 1, 2008 through
           September 30, 2009                         101%

           October 1, 2009 and thereafter             100%

             (b) The Bonds shall be subject to redemption by the Pollution Control Corporation, at the direction of the Company, in whole at any time at the principal amount thereof plus accrued interest to the redemption date, if:

                    (i) the Company shall have determined that the continued operation of the Plant is impracticable, uneconomical or undesirable for any reason;

                    (ii) the Company shall have determined that the continued operation of the Facilities is impracticable, uneconomical or undesirable due to (A) the imposition of taxes, other than ad valorem taxes currently levied upon privately owned property used for the same general purpose as the Facilities, or other liabilities or burdens with respect to the Facilities or operation thereof, (B) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (C) destruction of or damage to all or part of the Facilities;

                    (iii) all or substantially all of the Facilities or the Plant shall have been condemned or taken by eminent domain; or

                    (iv) the operation of the Facilities or the Plant shall have been enjoined or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

             (c) The Bonds shall be subject to mandatory redemption by the Pollution Control Corporation, at the principal amount thereof plus accrued interest to the redemption date, on the 180th day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency, to the effect that, as a result of a failure by the Company to perform or observe any covenant, agreement or representation contained in the Loan Agreement, the interest payable on the Bonds is included for federal income tax purposes in the gross income of the owners thereof, other than any owner of a Bond who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 103(b)(13) of the 1954 Code. No determination by any court or administrative agency shall be considered final for the purposes of this Section
          3.01 (c) unless the Company shall have been given timely notice of the proceeding which resulted in such determination and an opportunity to participate in such proceeding, either directly or through an owner of a Bond, and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review. The Bonds shall be redeemed either in whole or in part in such principal amount that the interest payable on the Bonds remaining outstanding after such redemption would not be included in the gross income of any owner thereof, other than an owner of a Bond who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 103(b)(13) of the 1954 Code.

             (d) In the event that the aggregate of the amounts deposited pursuant to Section 5.02 hereof into the Capital Account and the Investment Account maintained within the Bond Fund, together with any income or other gain from the investment thereof, shall at any time, or from time to time, be equal to or greater than $5,000, but only to the extent that such amounts are required under Section 4.04(b) hereof to be applied to the redemption of Bonds, the Pollution Control Corporation shall redeem Bonds, at the principal amount thereof plus accrued interest to the redemption date, in the largest aggregate principal amount which does not exceed the amount of such deposit or deposits, together with such income or gain, on the next interest payment date on which a redemption may be made in accordance with the provisions of Section 3.03(a) or (b) hereof and on which Bonds, in such amount, are otherwise redeemable at the principal amount thereof under subsection (a) or (b) of this Section 3.01.

             Section 3.02. Selection of Bonds to be Redeemed. If less than all the Bonds shall be called for redemption under any provision of this Indenture permitting such partial redemption, the particular Bonds or portions of Bonds to be redeemed shall be selected by the Trustee, in such manner as the Trustee in its discretion may deem proper, in the aggregate principal amount designated to the Trustee by the Company or otherwise as required by this Indenture; provided, however, that if, as indicated in a certificate of an Authorized Company Representative delivered to the Trustee, the Company shall have offered to purchase all Bonds then Outstanding and less than all such Bonds have been tendered to the Company for such purchase, the Trustee, at the direction of an Authorized Company Representative, shall select for redemption all such Bonds which shall not have been so tendered; and provided, further, that the portion of any Bond to be redeemed shall be in the principal amount of $5,000 or some integral multiple thereof and that, in selecting Bonds for redemption, the Trustee shall treat each Bond as representing that number of Bonds which is obtained by dividing the principal amount of such Bond by $5,000. If it is determined that one or more, but not all, of the $5,000 units of principal amount represented by any such Bond is to be called for redemption, then, upon notice of intention to redeem such $5,000 unit or units, the Owner of such Bond shall forthwith surrender such Bond to the Paying Agent or any Co-Paying Agent for (y) payment to such Owner of the redemption price (including the redemption premium, if any, and accrued interest to the date fixed for redemption) of the $5,000 unit or units of principal amount called for redemption and (z) delivery to such Owner of a new Bond or Bonds in the aggregate principal amount of the unredeemed balance of the principal amount of any such Bond. Bonds representing the unredeemed balance of the principal amount of any such Bond shall be delivered to the Owner thereof, without charge therefor. If the Owner of any such Bond of a denomination greater than $5,000 shall fail to present such Bond to the Paying Agent or any Co-Paying Agent for payment and exchange as aforesaid, such Bond shall, nevertheless, become due and payable on the date fixed for redemption to the extent of the $5,000 unit or units of principal amount called for redemption (and to that extent only).

             Section 3.03. Procedure for Redemption. (a) In the event any of the Bonds are called for redemption, the Trustee shall give notice, in the name of the Pollution Control Corporation, of the redemption of such Bonds, which notice shall (i) specify the Bonds to be redeemed, the redemption date, the redemption price, and the place or places where amounts due upon such redemption will be payable (which shall be the Principal Office of the Paying Agent or any Co-Paying Agent) and, if less than all of the Bonds are to be redeemed, the numbers of the Bonds to be redeemed, and the portion of the principal amount of any Bond to be redeemed in part, (ii) state any condition to such redemption and (iii) state that on the redemption date, and upon the satisfaction of any such condition, the Bonds or portions thereof to be redeemed shall cease to bear interest. Such notice may set forth any additional information relating to such redemption. Such notice shall be given by Mail at least thirty (30) days prior to the date fixed for redemption to the Owners of the Bonds to be redeemed; provided, however, that failure duly to give such Notice by Mail, or any defect therein, shall not affect the validity of any proceedings for the redemption of Bonds as to which there shall have been no such failure or defect. If a notice of redemption shall be unconditional, or if the conditions of a conditional notice or redemption shall have been satisfied, then upon presentation and surrender of Bonds so called for redemption at the place or places of payment, such Bonds shall be redeemed. The Trustee shall promptly deliver to the Company a copy of each such notice of redemption.

             (b) With respect to any notice of redemption of Bonds in accordance with subsection (a) or (b) of Section 3.01 hereof, unless, upon the giving of such notice, such Bonds shall be deemed to have been paid within the meaning of Article VIII hereof, such notice shall state that such redemption shall be conditional upon the receipt, by the Trustee at or prior to the opening of business on the date fixed for such redemption, of moneys sufficient to pay the principal of and premium, if any, and interest on such Bonds to be redeemed, and that if such moneys shall not have been so received said notice shall be of no force and effect and the Pollution Control Corporation shall not be required to redeem such Bonds. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.

             (c) Any Bonds and portions of Bonds which have been duly selected for redemption shall cease to bear interest on the specified redemption date provided that moneys sufficient to pay the principal of, premium, if any, and interest on such Bonds shall be on deposit with the Trustee on the date fixed for redemption so that such Bonds will be deemed to be paid in accordance with Article VIII hereof.

             Section 3.04. Payment of Redemption Price. For the redemption of any of the Bonds, the Pollution Control Corporation shall cause to be deposited in the Bond Fund, on the redemption date, solely out of the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement, an amount sufficient to pay the principal of and premium, if any, and interest to become due on such redemption date. The obligation of the Pollution Control Corporation to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund available on such redemption date for payment of the principal of and premium, if any, and accrued interest on the Bonds to be redeemed.

             Section 3.05.    No Partial Redemption After Default.
          Anything in this Indenture to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default defined in clause (a) or (b) of the first paragraph of Section
          9.01 hereof, there shall be no redemption of less than all of the Bonds at the time Outstanding other than a partial redemption in connection with an offer by the Company to purchase all Bonds Outstanding as contemplated in the first proviso to the first sentence of Section 3.02 hereof.


                                      ARTICLE IV

                                    THE BOND FUND

             Section 4.01. Creation of Bond Fund. There is hereby created and established with the Trustee a trust fund in the name of the Pollution Control Corporation to be designated "Coconino County, Arizona Pollution Control Corporation Pollution Control Revenue Bonds, 1997 Series A (Tucson Electric Power Company Navajo Project) Bond Fund". The Trustee shall establish and maintain within the Bond Fund a "Capital Account", an "Investment Account" and a "General Account". In addition, the Trustee shall establish and maintain such segregated subaccounts within the Capital Account or the Investment Account and such other segregated subaccounts within the Bond Fund as may be requested by an Authorized Company Representative. The Bond Fund, and all moneys and certificated securities therein, shall be kept in the possession of the Trustee.

             Section 4.02. Liens. The Pollution Control Corporation shall not create any lien upon the Bond Fund or upon the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement other than the lien hereby created.

             Section 4.03. Deposits into Bond Fund. (a) There shall be deposited into the Bond Fund:

                    (i) the accrued interest, if any, on the Bonds accrued
             to the date of delivery thereof and paid by the initial purchasers thereof, such accrued interest to be deposited into the General Account;

                    (ii) all amounts required to be deposited into the Bond
             Fund by Section 5.02 hereof, such amounts to be deposited into the Capital Account or the Investment Account;

                    (iii) all amounts required to be deposited into the
             Bond Fund by Sections 5.03 and 5.04 hereof, such amounts to be deposited into the General Account;

                    (iv) all Loan Payments, such payments and moneys to be
             deposited into the General Account; and

                    (v) all other moneys received by the Trustee under and
             pursuant to any provision of the Loan Agreement, other than Sections 5.03, 5.04 and 8.05 thereof, or from any other source when accompanied by directions by the Company that such moneys are to be paid into the Bond Fund, such moneys to be deposited into the account specified by such provision of the Loan Agreement or by such directions, or, if no specification is made, into the General Account.

             (b) All income or other gain from the investment of moneys in the Capital Account or the Investment Account shall be deposited into the Investment Account. All income or other gain from the investment of moneys in the General Account shall be deposited into the General Account.

             Section 4.04.    Use of Moneys in Bond Fund.  (a)   Moneys, if
          any, paid into the Bond Fund pursuant to clause (i) of Section 4.03(a) hereof shall be applied to the payment of interest on the Bonds. Except as otherwise provided in Sections 4.06, 9.01 and
          10.04 hereof, all other moneys in the Bond Fund constituting part of the Trust Estate shall be used solely for the payment of the principal of and premium, if any, and interest on the Bonds as the same shall become due and payable at maturity, upon redemption or otherwise.

             (b) Moneys deposited pursuant to Section 5.02 hereof into the Capital Account or the Investment Account maintained within the Bond Fund, and any income or other gain from the investment thereof, shall be applied by the Trustee (i) in whole or in part
          (A) to the purchase of Bonds in such amounts, at such prices, at such times and otherwise as directed by an Authorized Company Representative, or to the redemption, at the direction of the Company, of Bonds pursuant to subsection (b) or, if applicable,
          (a) of Section 3.01 hereof or (B) in any other manner directed by an Authorized Company Representative which, as indicated in an opinion of Bond Counsel furnished by the Company to the Pollution Control Corporation and the Trustee, will not, in and of itself, impair the validity under the Act of the Bonds or the exclusion of the interest on the Bonds from gross income for federal income tax purposes, or, in the absence of any such purchase, redemption or direction on or prior to the forty-fifth (45th) day prior to the first interest payment date specified in Section 3.01(d) hereof, (ii) to the payment of principal upon the redemption, from time to time, of Bonds pursuant to Section 3.01(d) hereof, any moneys which are not so applied to be retained in the accounts into which they were deposited and applied by the Trustee to the payment of principal of Bonds either at maturity or upon the redemption of all or any portion of the Bonds, whichever occurs first. Pending the application of moneys deposited into the Bond Fund pursuant to Section 5.02 hereof, such moneys may be invested in Investment Securities in the manner permitted by Section 6.01 hereof, provided that such investment shall not produce a yield greater than the yield on the Bonds unless, as indicated in an opinion of Bond Counsel furnished by the Company to the Pollution Control Corporation and the Trustee, investments producing a greater yield would not, in and of itself, impair the exclusion from gross income for federal tax purposes of the interest on the Bonds.

             (c) In the event that all of the Bonds cease to be Outstanding, any moneys remaining in the Capital Account or the Investment Account shall be deposited into the General Account.

             Section 4.05. Custody of Bond Fund; Withdrawal of Moneys. The Bond Fund shall be in the custody of the Trustee but in the name of the Pollution Control Corporation and the Pollution Control Corporation hereby authorizes and directs the Trustee to withdraw from the Bond Fund and furnish to the Paying Agent funds constituting part of the Trust Estate sufficient to pay the principal of and premium, if any, and interest on the Bonds as the same shall become due and payable, and to withdraw from the Bond Fund funds sufficient to pay any other amounts payable therefrom as the same shall become due and payable.


             Section 4.06. Bonds Not Presented for Payment. In the event any Bonds shall not be presented for payment when the principal thereof and premium, if any, thereon become due, either at maturity or at the date fixed for redemption thereof or otherwise, if moneys sufficient to pay such Bonds are held by the Paying Agent or any Co-Paying Agent for the benefit of the Owners thereof, the Paying Agent shall segregate and hold such moneys in trust, without liability for interest thereon, for the benefit of the Owners of such Bonds, who shall, except as provided in the following paragraph, thereafter be restricted exclusively to such fund or funds for the satisfaction of any claim of whatever nature on their part under this Indenture or relating to said Bonds.

             Any moneys which the Paying Agent shall segregate and hold in trust for the payment of the principal of and premium, if any, or interest on any Bond and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall, upon the Company's written request to the Paying Agent, be paid to the Company, with notice to the Trustee of such action; provided, however, that before the Paying Agent shall be required to make any such repayment, the Paying Agent may, and at the request of the Trustee shall, at the expense of the Company cause notice to be given once by Publication to the effect that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notice by Publication, any unclaimed balance of such moneys then remaining will be paid to the Company. After the payment of such unclaimed moneys to the Company, the Owner of such Bond shall thereafter look only to the Company for the payment thereof, and all liability of the Pollution Control Corporation, the Trustee and the Paying Agent with respect to such moneys shall thereupon cease.

             Section 4.07. Moneys Held in Trust. All moneys and Investment Securities held by the Trustee in the Bond Fund, and all moneys required to be deposited with or paid to the Trustee for deposit into the Bond Fund, and all moneys withdrawn from the Bond Fund and held by the Trustee, the Paying Agent, any Co-Paying Agent, shall be held by the Trustee, the Paying Agent or any Co-Paying Agent, as the case may be, in trust, and such moneys and Investment Securities (other than moneys held pursuant to Section 4.06 hereof and moneys or Investment Securities held in the Rebate Fund established in furtherance of the obligations of the Company under clause (b) of Section 6.04 of the Loan Agreement), while so held or so required to be deposited or paid, shall constitute part of the Trust Estate and be subject to the lien and security interest created hereby in favor of the Trustee for the benefit of the Owners from time to time of the Bonds.
          The Company shall have no right, title or interest in the Bond Fund, except such rights as may arise after the right, title and interest of the Trustee in and to the Trust Estate and all covenants, agreements and other obligations of the Pollution Control Corporation under this Indenture shall have ceased, terminated and become void and shall have been satisfied and discharged in accordance with Article VIII hereof.


                                      ARTICLE V

                                THE CONSTRUCTION FUND

             Section 5.01. Creation of, and Disbursements from, Construction Fund. (a) There is hereby created and established with the Trustee a trust fund in the name of the Pollution Control Corporation to be designated "Coconino County, Arizona Pollution Control Corporation Pollution Control Revenue Bonds, 1997 Series A (Tucson Electric Power Company Navajo Project) Construction Fund". The Trustee shall establish and maintain within the Construction Fund a "Capital Account" and an "Investment Account". The Trustee shall establish and maintain any subaccount within the Capital Account or the Investment Account which may be requested by an Authorized Company Representative. The Construction Fund, and all moneys and certificated securities therein, shall be kept in the possession of the Trustee. The Pollution Control Corporation shall not create any lien upon the Construction Fund other than the lien hereby created.

             (b) The proceeds from the issuance and sale of the Bonds, other than the $16,700,000 deposited in escrow with the trustee for the 1996 Bonds as provided in Section 4.03 of the Loan Agreement and accrued interest, if any, on such Bonds to the date of delivery thereof paid by the initial purchasers thereof, shall be deposited into the Capital Account. All income or other gain from the investment of moneys in the Capital Account or the Investment Account shall be deposited into the Investment Account. In the event that all or a portion of the proceeds of the Bonds shall have been applied to the payment or redemption, or provision therefor, of any obligations issued by the Pollution Control Corporation other than Bonds, any balance remaining in the construction, acquisition or other similar fund maintained in respect of such obligations, which balance shall have been delivered to the Trustee accompanied by a direction of the Company that such balance be deposited into the Construction Fund, shall be deposited into the Capital Account and the Investment Account in accordance with such direction.

             (c) The Trustee is hereby authorized and directed to disburse moneys in the Construction Fund to or upon the order of the Company from time to time upon receipt by the Trustee of requisitions executed by, or communications by telegram, telex or facsimile transmission from, an Authorized Company Representative, which requisitions or communications shall state with respect to each payment to be made: (i) the requisition number, (ii) the name and address of the person, firm or corporation to whom payment is due or has been made (or, in the case of payments to the Bond Fund, instructions to make such payments thereto), (iii) the amount paid or to be paid, (iv) the account or accounts within the Construction Fund from which payment of such requisition, or any portion thereof, shall be made, (v)(A) that each obligation, item of cost or expense with respect to which such requisition is being made has been properly incurred and has been paid or is then due and payable as an item of the Cost of Construction, is a proper charge against the Construction Fund, and has not been the basis of any previous final payment therefrom or from the proceeds of any other obligations issued by the Pollution Control Corporation or (B) in the event that a portion of the Bonds shall have been paid, redeemed or deemed to have been paid within the meaning of
          Article VIII hereof by reason of the application of the proceeds of the sale of any obligations issued under an indenture other than this Indenture and if the payment of such requisition is to be made into the construction, acquisition or other similar fund created under such other indenture, that upon disbursement from such construction, acquisition or other similar fund, each obligation, item of cost or expense mentioned in the requisition for such disbursement shall have been properly incurred and shall have been paid or will then be due and payable as an item of the Cost of Construction, (vi) that the payment of such requisition will not result in a breach of any of the covenants of the Company contained in Section 4.04 (c) or (d) of the Loan Agreement and (vii) that, to the best of the knowledge of such Authorized Company Representative, there shall not have occurred and be continuing any event of default under the Loan Agreement. In Section 4.04 of the Loan Agreement the Company has agreed that any such communication by telegram, telex or facsimile transmission shall be promptly confirmed by a requisition executed by an Authorized Company Representative.

             (d) In paying any requisition under this Section 5.01, the Trustee shall be entitled to rely as to the completeness and accuracy of all statements in such requisition upon the approval of such requisition by an Authorized Company Representative, execution thereof to be conclusive evidence of such approval, and the Company has by the provisions of the Loan Agreement covenanted and agreed to indemnify and save harmless the Trustee from any liability incurred in connection with the payment of any requisition so executed by an Authorized Company Representative.

             The Trustee shall keep and maintain adequate records pertaining to each account within the Construction Fund and all disbursements therefrom and, upon receipt of a certificate furnished pursuant to Section 3.04 or Section 3.08(b) of the Loan Agreement, the Trustee shall, if requested by the Pollution Control Corporation or the Company, file an accounting thereof with the Pollution Control Corporation and with the Company.

             Section 5.02.    Completion of Facilities; Termination of
          Construction.    Upon receipt by the Trustee of a certificate
          furnished pursuant to Section 3.04 or Section 3.08(b) of the Loan Agreement, any balance remaining in the Capital Account or the Investment Account maintained within the Construction Fund (other than amounts retained by the Trustee at the direction of the Company pursuant to Section 3.04 or 3.08 of the Loan Agreement or in furtherance of the covenant of the Company contained in clause
          (b) of Section 6.04 of the Loan Agreement) shall (a) be applied in whole or in part (i) to the purchase of Bonds in such amounts, at such prices, at such times and otherwise as directed by an Authorized Company Representative, or (ii) in any other manner directed by the Company which, as indicated in an opinion of Bond Counsel furnished by the Company to the Pollution Control Corporation and the Trustee, will not impair the validity under the Act of the Bonds or the exclusion of the interest on the Bonds from gross income for federal income tax purposes or (b) in the absence of any such purchase or direction within sixty (60) days of the receipt by the Trustee of such certificate (or such shorter period as the Company shall direct), be deposited by the Trustee into the corresponding account maintained within the Bond Fund. From time to time as the proper disposition of the amounts retained by the Trustee in the Construction Fund as aforesaid shall be determined, to the extent that such amounts are not paid out in full by the Trustee pursuant to Section 5.01 or 6.01 hereof, the Company shall so notify the Trustee and the Pollution Control Corporation by one or more certificates as aforesaid and any amounts from time to time no longer to be so retained by the Trustee shall be applied as aforesaid. Pending the application of any moneys remaining in the Construction Fund following the receipt of the aforesaid certificate, such moneys may be invested in Investment Securities in the manner permitted by Section 6.01 hereof, provided that such investments (other than investments made with the moneys retained by the Trustee at the direction of the Company pursuant to Section 3.04 or 3.08 of the Loan Agreement) shall not produce a yield greater than the yield on the Bonds unless, as indicated in an opinion of Bond Counsel furnished by the Company to the Pollution Control Corporation and the Trustee, investments producing a greater yield would not, in and of itself, impair the exclusion from gross income for federal tax purposes of the interest on the Bonds.

             Section 5.03. Redemption of All Outstanding Bonds. Except as set forth in Section 5.05 hereof, in the event that all Outstanding Bonds are to be redeemed, the Trustee shall, without further authorization, deposit into the General Account within the Bond Fund all amounts remaining in the Construction Fund constituting part of the Trust Estate, with advice to the Pollution Control Corporation and the Company of such action, such deposit to be made on the date fixed for such redemption.

             Section 5.04. Acceleration of Bonds. In the event that the principal of the Bonds shall have become due and payable pursuant to Section 9.01 hereof, the Trustee shall, without further authorization, deposit into the General Account within the Bond Fund all amounts constituting part of the Trust Estate remaining in the Construction Fund, with advice to the Pollution Control Corporation and the Company of such action, such deposit to be made on the date fixed for such acceleration.

             Section 5.05. Refunding of Bonds. In the event that all Outstanding Bonds are paid, redeemed or deemed to have been paid within the meaning of Article VIII hereof by reason of the application of the proceeds of the sale of any obligations the interest on which is exempt from federal income taxation, under an indenture other than this Indenture, the Trustee shall, without further authorization, withdraw all amounts constituting part of the Trust Estate remaining in the Capital Account and the Investment Account maintained within the Construction Fund and deposit such amounts into corresponding accounts in the construction, acquisition or other similar fund created under the indenture under which such obligations are issued, with advice to the Pollution Control Corporation and the Company of such action, such withdrawals and deposits to be made, in accordance with the provisions of such indenture, on the date on which such Bonds are so paid, redeemed or deemed to have been paid; provided, however, that if Bonds shall have been paid, redeemed or deemed to have been paid within the meaning of Article VIII hereof by reason of the application of the proceeds of the sale of more than one issue of obligations the interest on which is excluded from gross income for federal income tax purposes under indentures other than this Indenture, the Trustee shall, if directed by an Authorized Company Representative, withdraw all amounts remaining in the Capital Account and the Investment Account maintained within the Construction Fund and such amounts shall be allocated among, and deposited into, as directed by such Authorized Company Representative, corresponding accounts in the construction, acquisition or other similar funds created under the indentures under which such obligations are issued, with advice to the Pollution Control Corporation and the Company of such action, such withdrawals and deposits to be made, in accordance with the provisions of such indentures, on the date on which all Bonds are so paid, redeemed or deemed to have been paid.

             Section 5.06. Moneys Held in Trust. All moneys and Investment Securities held by the Trustee in the Construction Fund, shall be held by the Trustee, in trust and such moneys and Investment Securities (other than any moneys or Investment Securities held in any subaccount within the Construction Fund established in furtherance of the obligations of the Company under Section 6.04(b) of the Loan Agreement) while so held or so required to be deposited or paid, shall constitute part of the Trust Estate and be subject to the lien and security interest created hereby in favor of the Trustee for the benefit of the Owners from time to time of the Bonds. The Company shall have no right, title or interest in the Construction Fund, except that, to the extent not required to be applied in another manner by any provision hereof, moneys held by the Trustee in the Construction Fund shall be disbursed by the Trustee to the Company upon and to the extent of, but solely upon and to the extent of, satisfaction of the conditions set forth in Section 5.01(c) hereof.


                                      ARTICLE VI


                                     INVESTMENTS

             Section 6.01. Investments. The moneys in the Construction Fund and in the Bond Fund shall, at the direction of the Company, be invested and reinvested in Investment Securities. Any Investment Securities may be purchased subject to options or other rights in third parties to acquire the same. In addition, except with respect to moneys or Investment Securities held within the General Account of the Bond Fund, the Trustee shall, at the direction of the Company, enter into (i) reverse repurchase agreements, option agreements and agreements to lend securities with respect to any Investment Securities held by it and (ii) transactions for the purchase or sale of financial futures contracts in obligations which constitute Investment Securities or options on financial futures contracts in obligations which constitute Investment Securities. Subject to the further provisions of this Section 6.01, such investments shall be made by the Trustee as directed and designated by the Company in a certificate of, or telephonic advice promptly confirmed by a certificate of, an Authorized Company Representative. As and when any amounts thus invested may be needed for disbursements from the Construction Fund or the Bond Fund, the Trustee shall request the Company to designate such investments to be sold or otherwise converted into cash to the credit of such fund as shall be sufficient to meet such disbursement requirements and shall then follow any directions in respect thereto of an Authorized Company Representative. As long as no Event of Default (as defined in Section 9.01 hereof) shall have occurred and be continuing, the Company shall have the right to designate the investments to be sold and to otherwise direct the Trustee in the sale or conversion to cash of the investments made with the moneys in the Construction Fund and in the Bond Fund, provided that the Trustee shall be entitled to conclusively assume the absence of any such Event of Default unless it has notice thereof within the meaning of Section 10.05 hereof.


                                     ARTICLE VII

                                  GENERAL COVENANTS

             Section 7.01. No General Obligations. Each and every covenant herein made, including all covenants made in the various sections of this Article VII, is predicated upon the condition that neither the County of Coconino, Arizona nor the State of Arizona shall in any event be liable for the payment of the principal of, or premium, if any, or interest on the Bonds or for the performance of any pledge, mortgage, obligation or agreement created by or arising out of this Indenture or the issuance of the Bonds, and further that neither the Bonds, nor the premium, if any, or interest thereon, nor any such obligation or agreement of the Pollution Control Corporation shall be construed to constitute an indebtedness of the County of Coconino, Arizona or the State of Arizona within the meaning of any constitutional or statutory provisions whatsoever. The Bonds and the interest and premium, if any, thereon shall be limited obligations of the Pollution Control Corporation payable solely from the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement and the other moneys pledged therefor.

             The Pollution Control Corporation shall promptly cause to be paid, solely from the sources stated herein, the principal of and premium, if any, and interest on every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in said Bonds according to the true intent and meaning thereof.

             Section 7.02. Performance of Covenants of the Pollution Control Corporation; Representations. The Pollution Control Corporation shall faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder, and in all proceedings pertaining thereto. The Pollution Control Corporation represents that it is duly authorized under the Constitution and laws of the State of Arizona to issue the Bonds authorized hereby, to enter into the Loan Agreement and this Indenture, and to pledge and assign to the Trustee the Trust Estate, and that the Bonds in the hands of the Owners thereof are and will be valid and binding limited obligations of the Pollution Control Corporation.

             Section 7.03. Maintenance of Rights and Powers; Compliance with Laws. The Pollution Control Corporation shall at all times use its best efforts to maintain its corporate existence or assure the assumption of its obligations under this Indenture by any public body succeeding to its powers under the Act; and it shall at all times use its best efforts to comply with all valid acts, rules, regulations, orders and directions of any legislative, executive, administrative or judicial body known to it to be applicable to the Loan Agreement and this Indenture.

             Section 7.04. Enforcement of Obligations of the Company; Amendments. Upon receipt of written notification from the Trustee, the Pollution Control Corporation shall cooperate with the Trustee in enforcing the obligation of the Company to pay or cause to be paid all the payments and other costs and charges payable by the Company under the Loan Agreement. The Pollution Control Corporation shall not enter into any agreement with the Company amending the Loan Agreement without the prior written consent of the Trustee and compliance with Sections 12.06 and
          12.07 of this Indenture (a revision to Exhibit A to the Loan Agreement not being deemed an amendment for purposes of this Section).

             Section 7.05. Further Instruments. The Pollution Control Corporation shall, upon the reasonable request of the Trustee, from time to time execute and deliver such further instruments and take such further action as may be reasonable and as may be required to carry out the purposes of this Indenture; provided, however, that no such instruments or actions shall pledge the credit or taxing power of the State of Arizona, the County of Coconino, the Pollution Control Corporation or any other political subdivision of said State.

             Section 7.06. No Disposition of Trust Estate. Except as permitted by this Indenture, the Pollution Control Corporation shall not sell, lease, pledge, assign or otherwise dispose of or encumber its interest in the Trust Estate and will promptly pay or cause to be discharged or make adequate provision to discharge any lien or charge on any part thereof not permitted hereby.

             Section 7.07. Financing Statements. The Pollution Control Corporation and the Trustee shall cooperate with the Company in causing appropriate financing statements and continuation statements, naming the Trustee as pledgee of the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement and of the other moneys pledged under the Indenture for the payment of the principal of and premium, if any, and interest on the Bonds, and as pledgee and assignee of the balance of the Trust Estate, and the Pollution Control Corporation shall cooperate with the Trustee and the Company in causing appropriate continuation statements to be duly filed and recorded in the appropriate state and county offices as required by the provisions of the Uniform Commercial Code or other similar law as adopted in the State of Arizona and any other applicable jurisdiction, as from time to time amended, in order to perfect and maintain the security interests created by this Indenture.

             Section 7.08. Tax Covenants; Rebate Fund. (a) The Pollution Control Corporation covenants for the benefit of all Owners from time to time of the Bonds that it will not directly or indirectly use or (to the extent within its control), permit the use of, the proceeds of any of the Bonds or any other funds of the Pollution Control Corporation, or take or omit to take any other action, if and to the extent that such use, or the taking or omission to take such action, would cause any of the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code or otherwise subject to federal income taxation by reason of Sections 103 and 141 through 150 of the Code or Section 103 of the 1954 Code, as applicable, and any applicable regulations promulgated thereunder. To that end the Pollution Control Corporation covenants to comply with all covenants set forth in the Tax Agreement, which is hereby incorporated herein by reference as though fully set forth herein.

             (b) The Trustee shall establish and maintain a fund separate from any other fund established and maintained hereunder designated the "Coconino County, Arizona Pollution Control Corporation Pollution Control Revenue Bonds, 1997 Series A (Tucson Electric Power Company Navajo Project) Rebate Fund" (herein called the "Rebate Fund") in accordance with the provisions of the Tax Agreement. Within the Rebate Fund, the Trustee shall maintain such accounts as shall be directed by the Company in order for the Pollution Control Corporation and the Company to comply with the provisions of the Tax Agreement. Subject to the transfer provisions provided in paragraph (c) below, all money at any time deposited in the Rebate Fund shall be held by the Trustee in trust, to the extent required to satisfy the Rebate Requirement (as defined in the Tax Agreement), for payment to the United States of America, and neither the Company, the Pollution Control Corporation or the Owners shall have any rights in or claim to such moneys. All amounts deposited into or on deposit in the Rebate Fund shall be governed by this Section 7.08, by Section 6.04 of the Loan Agreement and by the Tax Agreement. The Trustee shall conclusively be deemed to have complied with such provisions if it follows the directions of the Company, including supplying all necessary information in the manner set forth in the Tax Agreement, and shall not be required to take any actions thereunder in the absence of written directions from the Company.

             (c) Upon receipt of the Company's written instructions, the Trustee shall remit part or all of the balances in the Rebate Fund to the United States of America, as so directed. In addition, if the Company so directs, the Trustee shall deposit moneys into or transfer moneys out of the Rebate Fund from or into such accounts or funds as directed by the Company's written directions. Any funds remaining in the Rebate Fund after all of the Bonds shall have been paid and any Rebate Requirement shall have been satisfied, or provision therefor reasonably satisfactory to the Trustee shall have been made, shall be withdrawn and remitted to the Company.

             (d) Notwithstanding any provision of this Indenture, the obligation to remit the Rebate Requirement to the United States of America and to comply with all other requirements of this
          Section 7.08, Section 6.04 of the Loan Agreement and the Tax Agreement shall survive the payment of the Bonds and the satisfaction and discharge of this Indenture.

             Section 7.09. Notices of Trustee. The Trustee shall give notice to both the Pollution Control Corporation and the Company whenever it is required hereby to give notice to either and, additionally, shall furnish to the Pollution Control Corporation and the Company copies of any Notice by Mail or Publication given by it pursuant to any provision hereof.


                                     ARTICLE VIII

                                      DEFEASANCE

             Section 8.01. Defeasance. If the Pollution Control Corporation shall pay or cause to be paid to the Owner of any Bond secured hereby the principal of and premium, if any, and interest due and payable, and thereafter to become due and payable, upon such Bond or any portion of such Bond in the principal amount of $5,000 or any integral multiple thereof, such Bond or portion thereof shall cease to be entitled to any lien, benefit or security under this Indenture. If the Pollution Control Corporation shall pay or cause to be paid to the Owners of all the Bonds secured hereby the principal of and premium, if any, and interest due and payable, and thereafter to become due and payable, thereon, and shall pay or cause to be paid all other sums payable hereunder including, without limitation, amounts payable pursuant to Section 10.04 hereof, then, and in that case, the right, title and interest of the Trustee in and to the Trust Estate shall thereupon cease, terminate and become void. In such event, the Trustee shall assign, transfer and turn over to the Company the Trust Estate, including, without limitation, any surplus in the Bond Fund and any balance remaining in any other fund created under this Indenture.

             All or any portion of Outstanding Bonds or portions of Bonds in principal amounts of $5,000 or any integral multiple thereof, shall prior to the maturity or redemption date thereof be deemed to have been paid within the meaning and with the effect expressed in this Article VIII, and the entire indebtedness of the Pollution Control Corporation with respect thereof shall be satisfied and discharged, when

                    (a) in the event said Bonds or portions thereof have
             been selected for redemption in accordance with Section 3.02 hereof, the Trustee shall have given, or the Company shall have given to the Trustee in form satisfactory to it irrevocable instructions to give, on a date in accordance with the provisions of Section 3.03 hereof, notice of redemption of such Bonds or portions thereof,

                    (b) there shall have been deposited with the Trustee
             either moneys in an amount which shall be sufficient, or Government Obligations which shall not contain provisions permitting the redemption thereof at the option of the issuer, the principal of and the interest on which, when due, and without regard to any reinvestment thereof, will provide moneys which, together with the moneys, if any, deposited with or held by the Trustee, shall be sufficient, to pay when due the principal of and premium, if any, and interest due and to become due on said Bonds or portions thereof on and prior to the redemption date or maturity date thereof, as the case may be, and

                    (c) in the event said Bonds or portions thereof do not
             mature and are not to be redeemed within the next succeeding sixty (60) days, the Company shall have given the Trustee in form satisfactory to it irrevocable instructions to give, as soon as practicable in the same manner as a notice of redemption is given pursuant to Section 3.03 hereof, a notice to the Owners of said Bonds or portions thereof that the deposit required by clause (b) above has been made with the Trustee and that said Bonds or portions thereof are deemed to have been paid in accordance with this Article VIII and stating the maturity or redemption date upon which moneys are to be available for the payment of the principal of and premium, if any, and interest on said Bonds or portions thereof.

             Neither the Government Obligations nor moneys deposited with the Trustee pursuant to this Article VIII nor principal or interest payments on any such Government Obligations shall be withdrawn or used for any purpose other than, and such Government Obligations, moneys and principal or interest payments shall be held in trust for, the payment of the principal of and premium, if any, and interest on said Bonds or portions thereof; provided, that any cash received from such principal or interest payments on such Government Obligations deposited with the Trustee, if not then needed for such purposes, shall, to the extent practicable, be invested in Government Obligations of the type described in clause (b) of the preceding paragraph maturing at times and in amounts sufficient to pay when due the principal of and premium, if any, and interest to become due on said Bonds or portions thereof on and prior to such redemption date or maturity date thereof, as the case may be, and interest earned from such reinvestments shall be paid over to the Company, as received by the Trustee, free and clear of any trust, lien or pledge hereunder. If payment of less than all the Bonds is to be provided for in the manner and with the effect provided in this
          Article VIII, the Trustee shall select such Bonds or portions of Bonds in the manner specified by Section 3.02 hereof for selection for redemption of less than all Bonds in the principal amount designated to the Trustee by the Company. At or prior to the time of the deposit of any Government Obligations with the Trustee pursuant to this Section 8.01, the Company shall provide the Trustee with a certificate of an accountant or an accounting firm as to the sufficiency of such Government Obligations to pay when due the principal of and premium, if any, and interest due and to become due as set forth in clause (b) of the preceding paragraph.


                                      ARTICLE IX

                                DEFAULTS AND REMEDIES

             Section 9.01. Events of Default. Each of the following events shall constitute and is referred to in this Indenture as an "Event of Default":

                    (a) a failure to pay the principal of or premium, if
             any, on any of the Bonds when the same shall become due and payable at maturity, upon redemption or otherwise;

                    (b) a failure to pay an installment of interest on any
             of the Bonds after such interest shall have become due and payable for a period of thirty (30) days;

                    (c) a failure by the Pollution Control Corporation to
             observe and perform any covenant, condition, agreement or provision (other than as specified in clauses (a) and (b) of this Section 9.01) contained in the Bonds or in this Indenture on the part of the Pollution Control Corporation to be observed or performed, which failure shall continue for a period of sixty (60) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Pollution Control Corporation and the Company by the Trustee, which may give such notice in its discretion and which shall give such notice at the written request of Owners of not less than 33% in principal amount of the Bonds then Outstanding, unless the Trustee, or the Trustee and Owners of a principal amount of Bonds not less than the principal amount of Bonds the Owners of which requested that such notice be given, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Owners of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Pollution Control Corporation, or the Company on behalf of the Pollution Control Corporation, within such period and is being diligently pursued.

             Upon the occurrence and continuance of any Event of Default described in clause (a) and (b) of the preceding paragraph, the Trustee may, and at the written request of Owners of not less than 33% in principal amount of Bonds then Outstanding shall, by written notice to the Pollution Control Corporation and the Company, declare the Bonds to be immediately due and payable, whereupon they shall, without further action, become and be immediately due and payable, anything in this Indenture or in the Bonds to the contrary notwithstanding, and the Trustee shall give notice thereof by Mail to all Owners of Outstanding Bonds.

             The provisions of the preceding paragraph, however, are subject to the condition that if, after the principal of the Bonds shall have been so declared to be due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Pollution Control Corporation shall cause to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all Bonds and the principal of any and all Bonds which shall have become due otherwise than by reason of such declaration (with interest upon such principal and, to the extent permissible by law, on overdue installments of interest, at the rate per annum borne by the Bonds) and such amounts as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee and any predecessor Trustee, and all Events of Default hereunder other than nonpayment of the principal of Bonds which shall have become due by said declaration shall have been remedied, then, in every such case, such Event of Default shall be deemed waived and such declaration and its consequences rescinded and annulled, and the Trustee shall promptly give written notice of such waiver, rescission and annulment to the Pollution Control Corporation and the Company, and, if notice of the acceleration of the Bonds shall have been given to the Owners of the Bonds, shall give notice thereof by Mail to all Owners of Outstanding Bonds; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

             Section 9.02. Remedies. Upon the occurrence and continuance of any Event of Default, then and in every such case the Trustee in its discretion may, and upon the written request of Owners of not less than a majority in principal amount of the Bonds then Outstanding and receipt of indemnity to its satisfaction shall, in its own name and as the Trustee of an express trust:

                    (a) by mandamus, or other suit, action or proceeding at
             law or in equity, enforce all rights of the Owners of the Bonds, and require the Pollution Control Corporation or the Company to carry out any agreements with or for the benefit of such Owners and to perform its or their duties under the Act, the Loan Agreement and this Indenture;

                    (b) bring suit upon the Bonds; or

                    (c) by action or suit in equity enjoin any acts or
             things which may be unlawful or in violation of the rights of the Owners of the Bonds.

             Section 9.03. Restoration to Former Position. In the event that any proceeding taken by the Trustee to enforce any right under this Indenture shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then the Pollution Control Corporation, the Trustee and the Owners shall be restored, subject to any determination in such proceeding, to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

             Section 9.04.    Owners' Right to Direct Proceedings.
          Anything in this Indenture to the contrary notwithstanding, Owners of a majority in principal amount of the Bonds then Outstanding hereunder shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all remedial proceedings available to the Trustee under this Indenture or exercising any trust or power conferred on the Trustee by this Indenture; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and that the Trustee shall have the right (but not the obligation) to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken, or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Owners not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Owners.

             Section 9.05. Limitation on Owners' Right to Institute Proceedings. No Owner of Bonds shall have any right to institute any suit, action or proceeding in equity or at law for the execution of any trust or power hereunder, or any other remedy hereunder or on said Bonds, unless such Owner previously shall have given to the Trustee written notice of an Event of Default as hereinabove provided and unless the Owners of not less than a majority in principal amount of the Bonds then Outstanding shall have made written request of the Trustee so to do, after the right to institute said suit, action or proceeding shall have accrued, and shall have afforded the Trustee a reasonable opportunity to proceed to institute the same in either its or their name, and unless there also shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall not have complied with such request within a reasonable time; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the institution of said suit, action or proceeding; it being understood and intended that no one or more of the Owners of the Bonds shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Indenture, or to enforce any right hereunder or under the Bonds, except in the manner herein provided, and that all suits, actions and proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Owners of the Bonds.

             Section 9.06. No Impairment of Right to Enforce Payment. Notwithstanding any other provision in this Indenture, the right of any Owner of a Bond to receive payment of the principal of and premium, if any, and interest on such Bond, on or after the respective due dates expressed therein, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Owner.

             Section 9.07. Proceedings by Trustee without Possession of Bonds. All rights of action under this Indenture or under any of the Bonds secured hereby which are enforceable by the Trustee may be enforced by it without the possession of any of the Bonds, or the production thereof on the trial or other proceedings relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the equal and ratable benefit of the Owners of the Bonds, subject to the provisions of this Indenture.

             Section 9.08. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Trustee or to the Owners of the Bonds is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or under the Loan Agreement, now or hereafter existing at law or in equity or by statute.

             Section 9.09. No Waiver of Remedies. No delay or omission of the Trustee or of any Owner of a Bond to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default, or an acquiescence therein; and every power and remedy given by this Article IX to the Trustee and to the Owners of the Bonds, respectively, may be exercised from time to time and as often as may be deemed expedient.

             Section 9.10. Application of Moneys. Any moneys received by the Trustee, by any receiver or by any Owner of a Bond pursuant to any right given or action taken under the provisions of this Article IX, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of all amounts due to the Trustee and any predecessor Trustee under
          Section 10.04 hereof, shall be deposited in the Bond Fund and all moneys so deposited in the Bond Fund during the continuance of an Event of Default (other than moneys for the payment of Bonds which had matured or otherwise become payable prior to such Event of Default or for the payment of interest due prior to such Event of Default) shall be applied as follows:

                    (a) Unless the principal of all the Bonds shall have
             become due and payable, all such moneys shall be applied (i) first, to the payment to the persons entitled thereto of all installments of interest then due on the Bonds, with interest on overdue installments, if lawful, at the rate per annum borne by the Bonds, in the order of maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment of interest, then to the payment ratably, according to the amounts due on such installment, and (ii) second, to the payment to the persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which money is held pursuant to the provisions of this Indenture), with interest on such Bonds at their rate from the respective dates upon which they became due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal and interest due on such date, in each case to the persons entitled thereto, without any discrimination or privilege.

                    (b) If the principal of all the Bonds shall have become
             due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, with interest on overdue interest and principal, as aforesaid, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege.

                    (c) If the principal of all the Bonds shall have become
             due and payable, and if acceleration of the maturity of the Bonds by reason of such Event of Default shall thereafter have been rescinded and annulled under the provisions of this
             Article IX, then, subject to the provisions of clause (b) of this Section 9.10 which shall be applicable in the event that the principal of all the Bonds shall later become due and payable, the moneys shall be applied in accordance with the provisions of clause (a) of this Section 9.10.

             Section 9.11. Severability of Remedies. It is the purpose and intention of this Article IX to provide rights and remedies to the Trustee and the Owners which may be lawfully granted under the provisions of the Act, but should any right or remedy herein granted be held to be unlawful, the Trustee and the Owners shall be entitled, as above set forth, to every other right and remedy provided in this Indenture and by law.


                                      ARTICLE X

                TRUSTEE; PAYING AGENT AND CO-PAYING AGENTS; REGISTRAR

             Section 10.01. Acceptance of Trusts. The Trustee hereby accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this Article X, to all of which the Pollution Control Corporation agrees and the respective Owners agree by their acceptance of delivery of any of the Bonds.

             Section 10.02. No Responsibility for Recitals. The recitals, statements and representations contained in this Indenture or in the Bonds, save only the Trustee's authentication upon the Bonds, are not made by the Trustee, and the Trustee does not assume, and shall not have, any responsibility or obligation for the correctness of any thereof. The Trustee makes no representation as to the validity or sufficiency of this Indenture or the Bonds.

             Section 10.03. Limitations on Liability. The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder by or through attorneys, agents, receivers, or employees, and shall be entitled to advice of counsel concerning all matters of trust and its duty hereunder, and the Trustee shall not be answerable for the default or misconduct of any such attorney, agent, receiver, or employee selected by it with reasonable care. The Trustee shall not be answerable for the exercise of any discretion or power under this Indenture or for anything whatsoever in connection with the trust created hereby, except only for its own negligence or bad faith.

             Anything in this Indenture to the contrary notwithstanding, the Trustee shall in no event be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

             Section 10.04. Compensation, Expenses and Advances. The Trustee, the Paying Agent and any Co-Paying Agent and the Registrar under this Indenture shall be entitled to reasonable compensation for their services rendered hereunder (not limited by any provision of law regarding the compensation of the trustee of an express trust) and to reimbursement for their actual out-of-pocket expenses (including counsel fees) reasonably incurred in connection therewith except as a result of their negligence or bad faith, including, without limitation, compensation for any services rendered, and reimbursement for any expenses incurred, at and subsequent to the time the Bonds are deemed to have been paid in accordance with Article VIII hereof. If the Pollution Control Corporation shall fail to perform any of the covenants or agreements contained in this Indenture, other than the covenants or agreements in respect of the payment of the principal of and premium, if any, and interest on the Bonds, the Trustee may, in its uncontrolled discretion and without notice to the Owners of the Bonds, at any time and from time to time, make advances to effect performance of the same on behalf of the Pollution Control Corporation, but the Trustee shall be under no obligation so to do; and any and all such advances may bear interest at a rate per annum not exceeding the base rate then in effect for 90-day commercial loans by the Trustee or a commercial banking affiliate of the Trustee designated as such by the Trustee in the city in which is located the Principal Office of the Trustee (or such affiliate, as the case may be) to borrowers of the highest credit standing; but no such advance shall operate to relieve the Pollution Control Corporation from any default hereunder. In Section 5.03 of the Loan Agreement, the Company has agreed that it will pay to the Trustee (including any predecessor Trustee), the Paying Agent and any Co-Paying Agent and the Registrar such compensation and reimbursement of expenses and advances, but the Company may, without creating a default hereunder, contest in good faith the reasonableness of any such services, expenses and advances. If the Company shall have failed to make any payment to the Trustee or any predecessor Trustee under Section 5.03 of the Loan Agreement and such failure shall have resulted in an Event of Default under the Loan Agreement, the Trustee, and any predecessor Trustee, shall have, in addition to any other rights hereunder, a claim, prior to the claim of the Owners, for the payment of its compensation and the reimbursement of its expenses and any advances made by it, as provided in this Section 10.04, upon the moneys and obligations in the Bond Fund; provided, however, that neither the Trustee nor any predecessor Trustee shall have any such claim upon moneys or obligations deposited with or paid to the Trustee for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article VIII hereof.

             In Section 5.04 of the Loan Agreement, the Company has agreed to indemnify the Trustee and any predecessor Trustee to the extent provided therein.

             Section 10.05. Notice of Events of Default. The Trustee shall not be required to take notice, or be deemed to have notice, of any default or Event of Default under this Indenture other than an Event of Default under clause (a) or (b) of the first paragraph of Section 9.01 hereof, unless an officer assigned by the Trustee to administer its corporate trust business has been specifically notified in writing of such default or Event of Default by Owners of at least 33% in principal amount of the Bonds then Outstanding. The Trustee may, however, at any time, in its discretion, require of the Pollution Control Corporation and the Company full information and advice as to the performance of any of the covenants, conditions and agreements contained herein.

             Section 10.06. Action by Trustee. The Trustee shall be under no obligation to take any action in respect of any default or Event of Default hereunder or toward the execution or enforcement of any of the trusts hereby created, or to institute, appear in or defend any suit or other proceeding in connection therewith, unless requested in writing so to do by Owners of at least a majority in principal amount of the Bonds then Outstanding, and, if in its opinion such action may tend to involve it in expense or liability, unless furnished, from time to time as often as it may require, with security and indemnity satisfactory to it. The foregoing provisions are intended only for the protection of the Trustee, and shall not affect any discretion or power given by any provisions of this Indenture to the Trustee to take action in respect of any default or Event of Default without such notice or request from the Owners of the Bonds, or without such security or indemnity.

             Section 10.07. Good Faith Reliance. The Trustee shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, telex, facsimile transmission, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper board, body or person or to have been prepared and furnished pursuant to any of the provisions of this Indenture or the Loan Agreement, or upon the written opinion of any attorney, engineer, accountant or other expert believed by the Trustee to be qualified in relation to the subject matter, and the Trustee shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements. Neither the Trustee, the Paying Agent, any Co-Paying Agent nor the Registrar shall be bound to recognize any person as an Owner of a Bond or to take any action at his request unless the ownership of such Bond is proved as contemplated in Section 11.01 hereof.

             Section 10.08. Dealings in Bonds and with the Pollution Control Corporation and the Company. The Trustee, the Paying Agent, any Co-Paying Agent or the Registrar, in its individual or any other capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds issued hereunder, and may join in any action which any Owner of a Bond may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee, the Paying Agent, any Co-Paying Agent or the Registrar, in its individual or any other capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Pollution Control Corporation or the Company, and may act as depositary, trustee, or agent for any committee or body of Owners of Bonds secured hereby or other obligations of the Pollution Control Corporation as freely as if it did not act in any capacity hereunder.

             Section 10.09. Allowance of Interest. The Trustee may, but shall not be obligated to, allow and credit interest upon any moneys which it may at any time receive under any of the provisions of this Indenture, at such rate, if any, as it customarily allows upon similar funds of similar size and under similar conditions. All interest allowed on any such moneys shall be credited as provided in Articles IV and V with respect to interest on investments.

             Section 10.10. Construction of Indenture. The Trustee may construe any of the provisions of this Indenture insofar as the same may appear to be ambiguous or inconsistent with any other provision hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the Owners of the Bonds.

             Section 10.11. Resignation of Trustee. The Trustee may resign and be discharged of the trusts created by this Indenture by executing an instrument in writing resigning such trust and specifying the date when such resignation shall take effect, and filing the same with the President of the Pollution Control Corporation and with the Company, not less than forty-five (45) days before the date specified in such instrument when such resignation shall take effect, and by giving notice of such resignation by Mail to all Owners of Bonds. Such resignation shall take effect on the later to occur of (i) the day specified in such instrument and notice, unless previously a successor Trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect immediately upon the appointment of such successor Trustee and (ii) the appointment of a successor Trustee.

             So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Pollution Control Corporation shall have delivered to the Trustee (i) an instrument appointing a successor Trustee, effective as of a date specified therein and
          (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with
          Section 10.16, the Trustee shall be deemed to have resigned as contemplated in this Section, the successor Trustee shall be deemed to have been appointed pursuant to subsection (b) of
          Section 10.13 and such appointment shall be deemed to have been accepted as contemplated in Section 10.16, all as of such date, and all other provisions of this Article X shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this paragraph. The Pollution Control Corporation shall deliver any such instrument of appointment at the direction of the Company.

             Section 10.12. Removal of Trustee. The Trustee may be removed at any time by filing with the Trustee so removed, and with the Pollution Control Corporation and the Company, an instrument or instruments in writing, appointing a successor, or an instrument or instruments in writing, consenting to the appointment by the Pollution Control Corporation (at the direction of the Company) of a successor and accompanied by an instrument of appointment by the Pollution Control Corporation (at the direction of the Company) of such successor, and in any event executed by Owners of not less than a majority in principal amount of the Bonds then Outstanding, such filing to be made by any Owner of a Bond or his duly authorized attorney.

             Section 10.13. Appointment of Successor Trustee. (a) In case at any time the Trustee shall be removed, or be dissolved, or if its property or affairs shall be taken under the control of any state or federal court or administrative body because of insolvency or bankruptcy, or for any other reason, then a vacancy shall forthwith and ipso facto exist and a successor may be appointed, and in case at any time the Trustee shall resign or be deemed to have resigned, then a successor may be appointed, by filing with the Pollution Control Corporation and the Company an instrument in writing appointing such successor Trustee executed by Owners of not less than a majority in principal amount of Bonds then Outstanding. Copies of such instrument shall be promptly delivered by the Pollution Control Corporation to the predecessor Trustee, to the Trustee so appointed and the Company.

             (b) Until a successor Trustee shall be appointed by the Owners of the Bonds as herein authorized, the Pollution Control Corporation, shall appoint a successor Trustee as directed by the Company. After any appointment by the Pollution Control Corporation, it shall cause notice of such appointment to be given by Mail to all Owners of Bonds. Any new Trustee so appointed by the Pollution Control Corporation shall immediately and without further act be superseded by a Trustee appointed by the Owners of the Bonds in the manner above provided.


             (c) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee.

             Section 10.14. Qualifications of Successor Trustee. Every successor Trustee (a) shall be a bank or trust company duly organized under the laws of the United States or any state or territory thereof authorized by law to perform all the duties imposed upon it by this Indenture and (b) shall have (or the parent holding company of which shall have) a combined capital stock, surplus and undivided profits of at least $100,000,000 if there can be located, with reasonable effort, such an institution willing and able to accept the trust on reasonable and customary terms.

             Section 10.15.   Judicial Appointment of Successor Trustee.
          In case at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article X prior to the date specified in the notice of resignation as the date when such resignation is to take effect, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article X within six months after a vacancy shall have occurred in the office of Trustee, any Owner of a Bond may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

             Section 10.16. Acceptance of Trusts by Successor Trustee. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Pollution Control Corporation an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become duly vested with all the estates, property, rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein. Upon request of such Trustee, such predecessor Trustee and the Pollution Control Corporation shall execute and deliver an instrument transferring to such successor Trustee all the estates, property, rights, powers and trusts hereunder of such predecessor Trustee and, subject to the provisions of Section 10.04 hereof, such predecessor Trustee shall pay over to the successor Trustee all moneys and other assets at the time held by it hereunder.

             Section 10.17. Successor by Merger or Consolidation. Any corporation or association into which any Trustee hereunder may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger or consolidation to which any Trustee hereunder shall be a party or any corporation or association succeeding to the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything in this Indenture to the contrary notwithstanding.

             If, at the time any such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Bonds shall have been authenticated but not delivered, such successor Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Bonds so authenticated; and if at that time, any of the Bonds shall not have been authenticated, such successor Trustee may authenticate such Bonds either in the name of any such predecessor hereunder or in the name of such successor; and, in all such cases, such certificate of authentication shall have the full force which it is anywhere in the Bonds or in this Indenture provided that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Bonds in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

             Section 10.18. Standard of Care. Notwithstanding any other provisions of this Article X, the Trustee shall, during the existence of an Event of Default of which the Trustee has actual notice, exercise such of the rights and powers vested in it by this Indenture and use the same degree of skill and care in their exercise as a prudent man would use and exercise under the circumstances in the conduct of his own affairs.

             Section 10.19. Notice to Owners of Bonds of Event of Default. If an Event of Default occurs of which the Trustee by
          Section 10.05 hereof is required to take notice and deemed to have notice, or any other Event of Default occurs of which the Trustee has been specifically notified in accordance with Section
          10.05 hereof, and any such Event of Default shall continue for at least two days after the Trustee acquires actual notice thereof, unless the Trustee shall have theretofore given a notice of acceleration pursuant to Section 9.01 hereof, the Trustee shall give Notice by Mail to all Owners of Outstanding Bonds.

             Section 10.20. Intervention in Litigation of the Pollution Control Corporation. In any judicial proceeding to which the Pollution Control Corporation is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Owners of Bonds, the Trustee may intervene on behalf of the Owners of the Bonds and shall, upon receipt of indemnity satisfactory to it, do so if requested in writing by Owners of at least a majority in principal amount of the Bonds then Outstanding if permitted by the court having jurisdiction in the premises.

             Section 10.21. Paying Agent; Co-Paying Agents. The Pollution Control Corporation shall, with the approval of the Company, appoint the Paying Agent for the Bonds and may at any time or from time to time, with the approval of the Company, appoint one or more Co-Paying Agents for the Bonds, subject to the conditions set forth in Section 10.22 hereof. The Paying Agent and each Co-Paying Agent shall designate to the Trustee its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Pollution Control Corporation and the Trustee in which such Paying Agent or Co-Paying Agent will agree, particularly:

                    (a) to hold all sums held by it for the payment of the
             principal of and premium, if any, or interest on Bonds in trust for the benefit of the Owners of the Bonds until such sums shall be paid to such Owners or otherwise disposed of as herein provided;

                    (b) to keep such books and records as shall be
             consistent with prudent industry practice, to make such books and records available for inspection by the Pollution Control Corporation, the Trustee and the Company at all reasonable times and, in the case of a Co-Paying Agent, to promptly furnish copies of such books and records to the Paying Agent; and

                    (c) in the case of a Co-Paying Agent, upon the request
             of the Paying Agent, to forthwith deliver to the Paying Agent all sums so held in trust by such Co-Paying Agent.

             The Pollution Control Corporation shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby funds derived from the sources specified in Sections 4.03 and 4.04 hereof will be made available to the Paying Agent and each Co-Paying Agent for the payment when due of the principal of, premium, if any, and interest on the Bonds.

             Section 10.22. Qualifications of Paying Agent and Co-Paying Agents; Resignation; Removal. The Paying Agent and any Co-Paying Agent shall be a corporation or association duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least $15,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. The Paying Agent and any Co-Paying Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days' notice to the Pollution Control Corporation, the Company and the Trustee. The Paying Agent and any Co-Paying Agent may be removed at any time, at the direction of the Company, by an instrument, signed by the Pollution Control Corporation, filed with the Paying Agent or such Co-Paying Agent, as the case may be, and with the Trustee.

             In the event of the resignation or removal of the Paying Agent or any Co-Paying Agent, the Paying Agent or such Co-Paying Agent, as the case may be, shall pay over, assign and deliver any moneys held by it in such capacity to its successor or, if there be no successor, to the Trustee.

             In the event that the Pollution Control Corporation shall fail to appoint a Paying Agent hereunder, or in the event that the Paying Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Paying Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Pollution Control Corporation shall not have appointed its successor as Paying Agent, the Trustee shall ipso facto be deemed to be the Paying Agent for all purposes of this Indenture until the appointment by the Pollution Control Corporation of the Paying Agent or successor Paying Agent, as the case may be.

             Upon the appointment of a successor Paying Agent, the Trustee shall give notice thereof by Mail to all Owners of Bonds.

             Section 10.23. Registrar. The Pollution Control Corporation shall, with the approval of the Company, appoint the Registrar for the Bonds, subject to the conditions set forth in Section
          10.24 hereof. The Registrar shall designate to the Trustee its Principal Office and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Pollution Control Corporation and the Trustee in which such Registrar will agree, particularly, to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Pollution Control Corporation, the Trustee and the Company at all reasonable times.

             The Pollution Control Corporation shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby Bonds, executed by the Pollution Control Corporation and authenticated by the Trustee, shall be made available for exchange, registration and registration of transfer at the Principal Office of the Registrar. The Pollution Control Corporation shall cooperate with the Trustee, the Registrar and the Company to cause the necessary arrangements to be made and thereafter continued whereby the Paying Agent and any Co-Paying Agent shall be furnished such records and other information, at such times, as shall be required to enable the Paying Agent and such Co-Paying Agent to perform the duties and obligations imposed upon them hereunder.

             Section 10.24. Qualifications of Registrar; Resignation; Removal. The Registrar shall be a corporation or association duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least $15,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. The Registrar may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days' notice to the Pollution Control Corporation, the Trustee and the Company. The Registrar may be removed at any time, at the direction of the Company, by an instrument signed by the Pollution Control Corporation filed with the Registrar and the Trustee.

             In the event of the resignation or removal of the Registrar, the Registrar shall deliver any Bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee.

             In the event that the Pollution Control Corporation shall fail to appoint a Registrar hereunder, or in the event that the Registrar shall resign or be removed, or be dissolved, or if the property or affairs of the Registrar shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Pollution Control Corporation shall not have appointed its successor as Registrar, the Trustee shall ipso facto be deemed to be the Registrar for all purposes of this Indenture until the appointment by the Pollution Control Corporation of the Registrar or successor Registrar, as the case may be.

             Upon the appointment of a successor Registrar, the Trustee shall give notice thereof by Mail to all Owners of Bonds.

             Section 10.25. Several Capacities. Anything herein to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Paying Agent or a Co-Paying Agent and the Registrar, and in any combination of such capacities to the extent permitted by law.


                                      ARTICLE XI

                   EXECUTION OF INSTRUMENTS BY OWNERS OF BONDS AND
                             PROOF OF OWNERSHIP OF BONDS

             Section 11.01. Execution of Instruments; Proof of Ownership. Any request, direction, consent or other instrument in writing, whether or not required or permitted by this Indenture to be signed or executed by Owners of the Bonds, may be in any number of concurrent instruments of similar tenor and may be signed or executed by Owners of the Bonds or by an agent appointed by an instrument in writing. Proof of the execution of any such instrument and of the ownership of Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

                    (a) The fact and date of the execution by any person of
             any such instrument may be proved by the certificate of any officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments within such jurisdiction, to the effect that the person signing such instrument acknowledged before him the execution thereof, or by an affidavit of a witness to such execution.

                    (b) The ownership or former ownership of Bonds shall be
             proved by the registration books kept under the provisions of
             Section 2.08 hereof.

             Nothing contained in this Article XI shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of matters herein stated which it may deem sufficient. Any request or consent of any Owner of a Bond shall bind every future Owner of the same Bond or any Bond or Bonds issued in lieu thereof in respect of anything done by the Trustee or the Pollution Control Corporation in pursuance of such request or consent.


                                     ARTICLE XII

                MODIFICATION OF THIS INDENTURE AND THE LOAN AGREEMENT

             Section 12.01. Limitations. Neither this Indenture nor the Loan Agreement shall be modified or amended in any respect subsequent to the original issuance of the Bonds except as provided in and in accordance with and subject to the provisions of this Article XII and Section 7.04 hereof.

             The Trustee may, but shall not be obligated to, enter into any Supplemental Indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

             Section 12.02. Supplemental Indentures without Owner Consent. The Pollution Control Corporation and the Trustee may, from time to time and at any time, without the consent of or notice to the Owners of the Bonds, enter into Supplemental Indentures as follows:

                    (a) to cure any formal defect, omission, inconsistency
             or ambiguity in this Indenture, provided, however, that such cure shall not materially and adversely affect the interests of the Owners of the Bonds;

                    (b) to grant to or confer or impose upon the Trustee
             for the benefit of the Owners of the Bonds any additional rights, remedies, powers, authority, security, liabilities or duties which may lawfully be granted, conferred or imposed;

                    (c) to add to the covenants and agreements of, and
             limitations and restrictions upon, the Pollution Control Corporation in this Indenture other covenants, agreements, limitations and restrictions to be observed by the Pollution Control Corporation;

                    (d) to confirm, as further assurance, any pledge under,
             and the subjection to any claim, lien or pledge created or to be created by, this Indenture, of the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement or of any other moneys, securities or funds;

                    (e) to authorize a different denomination or
             denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchange ability of Bonds of different denominations, redemptions of portions of Bonds of particular denominations and similar amendments and modifications of a technical nature;

                    (f) to modify, alter, supplement or amend this
             Indenture in such manner as shall permit the qualification hereof under the Trust Indenture Act of 1939, as from time to time amended;

                    (g) to modify, alter, supplement or amend this
             Indenture in such manner as shall be necessary, desirable or appropriate in order to provide for or eliminate the registration and registration of transfer of the Bonds through a book-entry or similar method, whether or not the Bonds are evidenced by certificates;

                    (h) to modify, alter, amend or supplement this
             Indenture in any other respect which is not materially adverse to the Owners and which does not involve a change described in clause (i), (ii), (iii) or (iv) of Section 12.03(a) hereof; and

                    (i) to provide any additional procedures, covenants or
             agreements necessary or desirable to maintain the tax-exempt status of interest on the Bonds.

             Before the Pollution Control Corporation and the Trustee shall enter into any Supplemental Indenture pursuant to this Section 12.02, there shall have been delivered to the Trustee an opinion of Bond Counsel stating that such Supplemental Indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Pollution Control Corporation in accordance with its terms and will not, in and of itself, adversely affect the exclusion from gross income for federal tax purposes of the interest on the Bonds.

             Section 12.03. Supplemental Indentures with Consent of Owners. (a) Except for any Supplemental Indenture entered into pursuant to Section 12.02 hereof, subject to the terms and provisions contained in this Section 12.03 and Section 12.05 and not otherwise, Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding which would be adversely affected thereby shall have the right from time to time to consent to and approve the execution and delivery by the Pollution Control Corporation and the Trustee of any Supplemental Indenture deemed necessary or desirable by the Pollution Control Corporation for the purposes of modifying, altering, amending, supplementing or rescinding, in any particular, any of the terms or provisions contained in this Indenture; provided, however, that, unless approved in writing by the Owners of all the Bonds then Outstanding which would be adversely affected thereby, nothing herein contained shall permit, or be construed as permitting, (i) a change in the times, amounts or currency of payment of the principal of or premium, if any, or interest on any Outstanding Bond, a reduction in the principal amount or redemption price of any Outstanding Bond or a change in the rate of interest thereon, or any impairment of the right of any Owner to institute suit for the payment of any Bond owned by it, or
          (ii) the creation of a claim or lien upon, or a pledge of, the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement ranking prior to or on a parity with the claim, lien or pledge created by this Indenture (except as referred to in Section 10.04 hereof), or (iii) a preference or priority of any Bond or Bonds over any other Bond or Bonds, or
          (iv) a reduction in the aggregate principal amount of Bonds the consent of the Owners of which is required for any such Supplemental Indenture or which is required, under Section 12.07 hereof, for any modification, alteration, amendment or supplement to the Loan Agreement.

             (b) If at any time the Pollution Control Corporation shall request the Trustee to enter into any Supplemental Indenture for any of the purposes of this Section 12.03, the Trustee shall cause notice of the proposed Supplemental Indenture to be given by Mail to all Owners of Outstanding Bonds. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that a copy thereof is on file at the Principal Office of the Trustee for inspection by all Owners of Bonds.

             (c) Within two years after the date of the first mailing of such notice, the Pollution Control Corporation and the Trustee may enter into such Supplemental Indenture in substantially the form described in such notice only if there shall have first been delivered to the Trustee (i) the required consents, in writing, of Owners of Bonds and (ii) an opinion of Bond Counsel stating that such Supplemental Indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms and, upon the execution and delivery thereof, will be valid and binding upon the Pollution Control Corporation in accordance with its terms and will not, in and of itself, adversely affect the exclusion from gross income for federal tax purposes of the interest on the Bonds.

             (d) If Owners of not less than the percentage of Bonds required by this Section 12.03 shall have consented to and approved the execution and delivery thereof as herein provided, no Owner shall have any right to object to the execution and delivery of such Supplemental Indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution and delivery thereof, or to enjoin or restrain the Pollution Control Corporation or the Trustee from executing and delivering the same or from taking any action pursuant to the provisions thereof.

             Section 12.04. Effect of Supplemental Indenture. Upon the execution and delivery of any Supplemental Indenture pursuant to the provisions of this Article XII, this Indenture shall be, and be deemed to be, modified, altered, amended or supplemented in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Pollution Control Corporation, the Trustee and Owners of all Bonds then Outstanding shall thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications, alterations, amendments and supplements.

             Section 12.05. Consent of the Company. Anything herein to the contrary notwithstanding, any Supplemental Indenture under this Article XII which affects any rights, powers, agreements or obligations of the Company under the Loan Agreement or requires a revision of the Loan Agreement shall not become effective unless and until the Company shall have consented to such Supplemental Indenture.

             Section 12.06. Amendment of Loan Agreement without Consent of Owners. Without the consent of or notice to the Owners of the Bonds, the Pollution Control Corporation may enter into any Supplemental Loan Agreement, and the Trustee may consent thereto, as may be required (a) by the provisions of the Loan Agreement and this Indenture, (b) for the purpose of curing any formal defect, omission, inconsistency or ambiguity therein, (c) to provide any additional procedures, covenants or agreements necessary or desirable to maintain the tax-exempt status of interest on the Bonds, or (d) in connection with any other change therein which is not materially adverse to the Owners of the Bonds. A revision of Exhibit A to the Loan Agreement pursuant to
          Section 3.03 thereof, shall not be deemed a Supplemental Loan Agreement for purposes of this Indenture.

             Before the Pollution Control Corporation shall enter into, and the Trustee shall consent to, any Supplemental Loan Agreement pursuant to this Section 12.06, there shall have been delivered to the Trustee an opinion of Bond Counsel stating that such Supplemental Loan Agreement is authorized or permitted by this Indenture and the Act, complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Pollution Control Corporation and the Company in accordance with its terms and will not, in and of itself, adversely affect the exclusion from gross income for federal tax purposes of interest on the Bonds.

             Section 12.07. Amendment of Loan Agreement with Consent of Owners. Except in the case of Supplemental Loan Agreements referred to in Section 12.06 hereof, the Pollution Control Corporation shall not enter into, and the Trustee shall not consent to, any Supplemental Loan Agreement without the written approval or consent of the Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding which would be adversely affected thereby, given and procured as provided in Section 12.03 hereof; provided, however, that, unless approved in writing by the Owners of all Bonds then Outstanding which would be adversely affected thereby, nothing herein contained shall permit, or be construed as permitting, a change in the obligations of the Company under Section 5.01 of the Loan Agreement. If at any time the Pollution Control Corporation or the Company shall request the consent of the Trustee to any such proposed Supplemental Loan Agreement, the Trustee shall cause notice of such proposed Supplemental Loan Agreement to be given in the same manner as provided by Section 12.03 hereof with respect to Supplemental Indentures. Such notice shall briefly set forth the nature of such proposed Supplemental Loan Agreement and shall state that copies of the instrument embodying the same are on file at the Principal Office of the Trustee for inspection by all Owners of the Bonds. The Pollution Control Corporation may enter into, and the Trustee may consent to, any such proposed Supplemental Loan Agreement subject to the same conditions, and with the same effect, as provided by Section 12.03 hereof with respect to Supplemental Indentures.


                                     ARTICLE XIII

                                    MISCELLANEOUS

             Section 13.01. Successors of the Pollution Control Corporation. In the event of the dissolution of the Pollution Control Corporation, all the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of, or for the benefit of, the Pollution Control Corporation, shall bind or inure to the benefit of the successors of the Pollution Control Corporation from time to time and any entity, officer, board, commission, agency or instrumentality to whom or to which any power or duty of the Pollution Control Corporation shall be transferred.

             Section 13.02. Parties in Interest. Except as herein otherwise specifically provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm or corporation other than the Pollution Control Corporation, the Company and the Trustee and their successors and assigns and the Owners of the Bonds any right, remedy or claim under or by reason of this Indenture, this Indenture being intended to be for the sole and exclusive benefit of the Pollution Control Corporation, the Company and the Trustee and their successors and assigns and the Owners of the Bonds.

             Section 13.03. Severability. In case any one or more of the provisions of this Indenture or of the Loan Agreement or of the Bonds shall, for any reason, be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Indenture or of the Loan Agreement or of such Bonds, and this Indenture and the Loan Agreement and such Bonds shall be construed and enforced as if such illegal or invalid provisions had not been contained herein or therein.


             Section 13.04. No Personal Liability of Pollution Control Corporation Officials. No covenant or agreement contained in the Bonds or in this Indenture shall be deemed to be the covenant or agreement of any director, official, officer, agent, or employee of the Pollution Control Corporation in his individual capacity, and neither the members of the Board of Directors of the Pollution Control Corporation nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

             Section 13.05. Bonds Owned by the Pollution Control Corporation or the Company. In determining whether Owners of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Indenture, Bonds which are owned by the Pollution Control Corporation or the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (unless the Pollution Control Corporation, the Company or such person owns all Bonds which are then Outstanding, determined without regard to this Section 13.05) shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds which the Trustee knows are so owned shall be so disregarded. Upon the request of the Trustee, the Company and the Pollution Control Corporation shall furnish to the Trustee a certificate identifying all Bonds, if any, actually known to either of them to be owned or held by or for the account of any of the above-described persons, and the Trustee shall be entitled to rely on such certificate as conclusive evidence of the facts set forth therein and that all other Bonds are Outstanding for the purposes of such determination. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Pollution Control Corporation or the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

             Section 13.06. Counterparts. This Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Indenture.

             Section 13.07. Governing Law. The laws of the State of Arizona shall govern the construction and enforcement of this Indenture and of all Bonds, except that the laws of the State of New York shall govern the construction and enforcement of the rights and duties of the Trustee hereunder and the construction of Section 13.09 hereof and the computation of any period of grace provided herein.


             Section 13.08. Notices. Except as otherwise provided in this Indenture, all notices, certificates, requests requisitions or other communications by the Pollution Control Corporation, the Company, the Trustee, the Paying Agent, any Co-Paying Agent or the Registrar pursuant to this Indenture shall be in writing and shall be sufficiently given and shall be deemed given when mailed by registered mail, postage prepaid, addressed as follows: If to the Pollution Control Corporation, c/o Mangum, Wall, Stoops & Warden, 222 East Birch Avenue, Flagstaff, Arizona 86001,
          Attention: President; if to the Company, at 220 West Sixth Street, Tucson, Arizona 85702, Attention: Treasurer; if to the Trustee, at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Vice President; if to the Paying Agent, any Co-Paying Agent or the Registrar, at the address designated in the acceptance of appointment or engagement. Any of the foregoing may, by notice given hereunder to each of the others, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent hereunder.

             Section 13.09. Holidays. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall be a Saturday, Sunday or a public holiday in the city in which is located the Principal Office of the Trustee, such payment may be made or act performed or right exercised on the next succeeding business day, with the same force and effect as if done on the nominal date provided in this Indenture, and no interest shall accrue for the period after such nominal date. If the last day of any period of grace, as provided in this Indenture, shall be a Saturday, Sunday or a public holiday in the city in which is located the Principal Office of the Trustee, the last day of such period of grace shall be deemed to be the next succeeding business day.

             Section 13.10. Statutory Notice Regarding Cancellation of Contracts. As required by the provisions of Section 38-511, Arizona Revised Statutes, as amended, notice is hereby given that political subdivisions of the State of Arizona or any of their departments or agencies may, within three (3) years of its execution, cancel any contract, without penalty or further obligation, made by the political subdivisions or any of their departments or agencies on or after September 30, 1988, if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of the political subdivisions or any of their departments or agencies is, at any time while the contract or any extension of the contact is in effect, an employee or agent of any other party to the contract in any capacity or a consultant to any other party of the contract with respect to the subject matter of the contract.

             The Trustee covenants and agrees not to employ as an employee, agent or, with respect to the subject matter of this Indenture, a consultant, any person actually known by the Trustee to be significantly involved in initiating, negotiating, securing, drafting or creating such Indenture on behalf of the Pollution Control Corporation within three (3) years from the execution hereof, unless a waiver is provided by the Pollution Control Corporation.

              IN WITNESS WHEREOF, Coconino County, Arizona Pollution Control Corporation has caused this Indenture to be executed by its President and First Trust of New York, National Association has caused this Indenture to be executed on its behalf by its Vice President, all as of the day and year first above written.


                                             COCONINO COUNTY, ARIZONA
                                             POLLUTION CONTROL CORPORATION

          Attest:                            By: /s/ Bruce J. Nordstrom
                                                 --------------------------
                                                  President
           /s/ Terrence J. Rice
          -----------------------------------
          Secretary

                                             FIRST TRUST OF NEW YORK,
                                             NATIONAL ASSOCIATION



          Attest:                            By: /s/ Patrick J. Crowley
                                                --------------------------
                                                Vice President

 	    /s/ Steven Haas
          -----------------------------------
          Assistant Secretary

                                                                  EXHIBIT A

                                    (FORM OF BOND)

          No.


                               COCONINO COUNTY, ARIZONA
                            POLLUTION CONTROL CORPORATION
                           POLLUTION CONTROL REVENUE BOND,
                                    1997 SERIES A
                    (TUCSON ELECTRIC POWER COMPANY NAVAJO PROJECT)

          INTEREST RATE (PER ANNUM):
          MATURITY DATE:                                    DATED:
          CUSIP:
          REGISTERED OWNER:
          PRINCIPAL AMOUNT:                                    DOLLARS



             Coconino County, Arizona Pollution Control Corporation, a political subdivision of the State of Arizona (the "Pollution Control Corporation"), for value received, hereby promises to pay (but only out of the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement, as hereinafter defined, and other moneys pledged therefor) to the Registered Owner identified above or registered assigns, on the Maturity Date set forth above, upon the presentation and surrender hereof, the Principal Amount set forth above and to pay (but only out of the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement and other moneys pledged therefor), interest on said Principal Amount until payment of said Principal Amount has been made or duly provided, from the date hereof, at the Interest Rate set forth above, semi-annually on the first days of October and April in each year, commencing October 1, 1997. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

             The principal of and premium, if any, on this Bond are payable at the principal office of First Trust of New York, National Association, as Paying Agent, or at the principal office of any co-paying agent appointed in accordance with the Indenture (as hereinafter defined), at the option of the Registered Owner hereof. Interest on this Bond is payable by check drawn upon the Paying Agent and mailed to the Registered Owner of this Bond as of the close of business on the Record Date (as defined in the Indenture), at the registered address of such Registered Owner; notwithstanding the foregoing, upon request to the Paying Agent by a Registered Owner of not less than $1,000,000 in aggregate principal amount of Bonds, interest on such Bonds and, after presentation and surrender of such Bonds, the principal thereof shall be paid to such Registered Owner by wire transfer to the account maintained within the continental United States specified by such Registered Owner or, if such Registered Owner maintains an account with the entity acting as Paying Agent, by deposit into such account. Payment of the principal of and premium, if any, and interest on this Bond shall be in any coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

             This Bond is one of the duly authorized Pollution Control Revenue Bonds, 1997 Series A (Tucson Electric Power Company Navajo Project) (the "Bonds") of the Pollution Control Corporation, aggregating Thirty-six Million Seven Hundred Thousand Dollars ($36,700,000) in principal amount, issued under and pursuant to the Constitution and laws of the State of Arizona, particularly Title 35, Chapter 6, Arizona Revised Statutes, as amended (the "Act"), and the Indenture of Trust, dated as of April 1, 1997 (the "Indenture"), between the Pollution Control Corporation and First Trust of New York, National Association, as trustee (the "Trustee"), for the purpose of financing and refinancing a portion of the costs of the acquisition, construction, improvement and equipping of certain pollution control facilities (the "Facilities") at the Navajo Generating Station (the "Plant"). Pursuant to the Loan Agreement, dated as of April 1, 1997 (the "Loan Agreement"), between the Pollution Control Corporation and Tucson Electric Power Company, a corporation organized and existing under the laws of the State of Arizona (the "Company"), the proceeds of the Bonds, other than accrued interest, if any, paid by the initial purchasers thereof, will be loaned from time to time to the Company.

             Neither the County of Coconino, Arizona nor the State of Arizona shall in any event be liable for the payment of the principal of or premium, if any, or interest on the Bonds, and neither the Bonds, nor the premium, if any, or the interest thereon, shall be construed to constitute an indebtedness of the County of Coconino, Arizona or the State of Arizona within the meaning of any constitutional or statutory provisions whatsoever. The Bonds and the premium, if any, and the interest thereon are limited obligations of the Pollution Control Corporation payable solely from the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement and other moneys pledged therefor under the Indenture.

             The Bonds are equally and ratably secured, to the extent provided in the Indenture, by the pledge thereunder of the "Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement", which term is used herein as defined in the Indenture and which as therein defined means all moneys paid or payable to the Trustee for the account of the Pollution Control Corporation by the Company in respect of the loan payments, including all receipts of the Trustee which, under the provisions of the Indenture, reduce the amounts of such payments. The Pollution Control Corporation has also pledged and assigned to the Trustee as security for the Bonds all other rights and interests of the Pollution Control Corporation under the Loan Agreement (other than its rights to indemnification and its administrative expenses and certain other rights).

             The transfer of this Bond shall be registered upon the registration books kept at the principal office of First Trust of New York, National Association, as Registrar, at the written request of the Registered Owner hereof or his attorney duly authorized in writing, upon surrender of this Bond at said office, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Registered Owner or his duly authorized attorney.

             In the manner and with the effect provided in the Indenture, each of the Bonds may be redeemed prior to maturity, as follows:

               (a) The Bonds shall be subject to redemption by the Pollution Control Corporation, at the direction of the Company, on any date on or after October 1, 2007 in whole at any time or in part from time to time, at the applicable redemption price (expressed as a percentage of principal amount) set forth below, plus accrued interest to the redemption date:

                  Redemption Period         Redemption Price
                  -----------------         ----------------
           October 1, 2007 through
           September 30, 2008                    102%
           October 1, 2008 through
           September 30, 2009                    101%
           October 1, 2009 and thereafter        100%

               (b) The Bonds shall be subject to redemption by the Pollution Control Corporation, at the direction of the Company, in whole at any time at the principal amount thereof plus accrued interest to the redemption date, if:

                  (i) the Company shall have determined that the continued
               operation of the Plant is impracticable, uneconomical or undesirable for any reason;

                  (ii) the Company shall have determined that the continued
               operation of the Facilities is impracticable, uneconomical or undesirable due to (A) the imposition of taxes, other than ad valorem taxes currently levied upon privately owned property used for the same general purpose as the Facilities, or other liabilities or burdens with respect to the Facilities or operation thereof, (B) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (C) destruction of or damage to all or part of the Facilities;

                  (iii) all or substantially all of the Facilities or the
               Plant shall have been condemned or taken by eminent domain;
               or

                  (iv) the operation of the Facilities or the Plant shall
               have been enjoined or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

               (c) The Bonds shall be subject to mandatory redemption by the Pollution Control Corporation, at the principal amount thereof plus accrued interest to the redemption date, on the 180th day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency, to the effect that, as a result of a failure by the Company to perform or observe any covenant, agreement or representation contained in the Loan Agreement, the interest payable on the Bonds is included for federal income tax purposes in the gross income of the owners thereof, other than any owner of a Bond who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 103(b)(13) of the Internal Revenue Code of 1954, as amended (the "1954 Code"). No determination by any court or administrative agency shall be considered final for the purposes of this paragraph (c) unless the Company shall have been given timely notice of the proceeding which resulted in such determination and an opportunity to participate in such proceeding, either directly or through an owner of a Bond, and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review. The Bonds shall be redeemed either in whole or in part in such principal amount that the interest payable on the Bonds remaining outstanding after such redemption would not be included in the gross income of any owner thereof, other than an owner of a Bond who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 103(b)(13) of the 1954 Code.

               (d) In the event that the aggregate of the amounts, if any, of the proceeds of the Bonds remaining unexpended upon the completion of the Facilities or upon the termination of the acquisition and construction thereof, together with any income or other gain from the investment thereof, shall at any time, or from time to time, be equal to or greater than $5,000, the Pollution Control Corporation shall redeem the Bonds, at the principal amount thereof plus accrued interest to the redemption date, in the largest aggregate principal amount which does not exceed the amount of such proceeds together with income or other gain on an interest payment date determined as set forth in, and otherwise in accordance with the provisions of, the Indenture; provided, however, that the Company may direct that such proceeds and income be applied to the purchase of the Bonds or in any other manner which will not impair the validity of the Bonds or the exemption from gross income for federal tax purposes of the interest thereon.

             If less than all of the Bonds at the time outstanding are to be called for redemption, the particular Bonds or portions of Bonds to be redeemed shall be selected by the Trustee, in such manner as the Trustee in its discretion may deem proper, in the principal amounts designated to the Trustee by the Company or otherwise as required by the Indenture.

             In the event any of the Bonds are called for redemption, the Trustee shall give notice, in the name of the Pollution Control Corporation, of the redemption of such Bonds. Such notice shall be given by mailing a copy of the redemption notice by first-class mail at least thirty (30) days prior to the date fixed for redemption to the Registered Owners of the Bonds to be redeemed at the addresses shown on the registration books; provided, however, that failure duly to give such notice by mailing, or any defect therein, shall not affect the validity of any proceedings for the redemption of the Bonds as to which there shall be no such failure or defect.

             With respect to any notice of redemption of Bonds in accordance with the redemption provisions lettered (a) or (b) above, unless, upon the giving of such notice, such Bonds shall be deemed to have been paid within the meaning of the Indenture, such notice shall state that such redemption, shall be conditional upon the receipt, by the Trustee on or prior to the opening of business on the date fixed for such redemption of moneys sufficient to pay the principal of and premium, if any, and interest on such Bonds to be redeemed, and that if such moneys shall not have been so received said notice shall be of no force and effect and the Pollution Control Corporation shall not be required to redeem such Bonds. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.

             If a notice of redemption shall be unconditional, or if the conditions of a conditional notice of redemption shall have been satisfied, then upon presentation and surrender of Bonds so called for redemption at the place or places of payment, such Bonds shall be redeemed.

             Any Bonds and portions of Bonds which have been duly selected for redemption shall cease to bear interest on the specified redemption date provided that moneys sufficient to pay the principal of, premium, if any, and interest on such Bonds shall be on deposit with the Trustee on the date fixed for redemption so that such Bonds will be deemed to be paid in accordance with the Indenture and such Bonds shall thereafter cease to be entitled to any lien, benefit or security under the Indenture.

             The Registered Owner of this Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

             With certain exceptions as provided therein, the Indenture and the Loan Agreement may be modified or amended only with the consent of the Registered Owners of a majority in aggregate principal amount of all Bonds outstanding under the Indenture which would be adversely affected thereby.

             Reference is hereby made to the Indenture and the Loan Agreement, copies of which are on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Pollution Control Corporation, the Company, the Trustee and the Registered Owners of the Bonds. The Registered Owner of this Bond, by the acceptance hereof, is deemed to have agreed and consented to the terms and provisions of the Indenture and the Loan Agreement.

             Among other things, as provided in the Indenture and subject to certain limitations therein set forth, this Bond or any portion of the principal amount hereof will be deemed to have been paid within the meaning and with the effect expressed in the Indenture, and the entire indebtedness of the Pollution Control Corporation in respect thereof shall be satisfied and discharged, if there has been irrevocably deposited with the Trustee, in trust, money in an amount which will be sufficient and/or Government Obligations (as defined in the Indenture), the principal of and interest on which, when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys deposited with or held by the Trustee, will be sufficient, to pay when due the principal of and premium, if any, and interest on this Bond or such portion of the principal amount hereof when due.

             Among other things, the Loan Agreement contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the sale, transfer or other disposition of assets to, another Person (as defined in the Loan Agreement), to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Loan Agreement and to the release and discharge of the Company, in certain circumstances, from such obligations.

             The Pollution Control Corporation, the Trustee, the Registrar, the Paying Agent and any co-paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for all purposes, whether or not this Bond is overdue, and neither the Pollution Control Corporation, the Trustee, the Paying Agent nor any co-paying agent shall be affected by any notice to the contrary.

             It is hereby certified, recited and declared that all acts, conditions and things required by the Constitution and laws of the State of Arizona to exist, to have happened and to have been performed, precedent to and in the execution and delivery of the Indenture and the issuance of this Bond, do exist, have happened and have been performed in regular and due form as required by law.

             No covenant or agreement contained in this Bond or the Indenture shall be deemed to be a covenant or agreement of any official, officer, agent or employee of the Pollution Control Corporation in his individual capacity, and neither the members of the Board of Directors of the Pollution Control Corporation, nor any official executing this Bond, shall be liable personally on this Bond or be subject to any personal liability or accountability by reason of the issuance or sale of this Bond.

             This Bond shall not be entitled to any right or benefit under the Indenture, or be valid or become obligatory for any purpose, until this Bond shall have been authenticated by the execution by the Trustee, or its successor as Trustee of the certificate of authentication inscribed hereon.


              IN WITNESS WHEREOF, Coconino County, Arizona Pollution Control Corporation has caused this Bond to be executed with the manual or facsimile signature of its President or Vice President and attested with the manual or facsimile signature of its Secretary or Assistant Secretary.

                                        COCONINO COUNTY, ARIZONA
                                        POLLUTION CONTROL CORPORATION



                              By
                                 -----------------------------------------
                                 President

          ATTEST:


          -------------------------------------------
                  Secretary

                                                                  EXHIBIT B


                     (FORM FOR ORDINARY REGISTRATION OF TRANSFER)

                       COMPLETE AND SIGN THIS FORM FOR ORDINARY
                               REGISTRATION OF TRANSFER


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

          Please Insert Social Security Or Other Identifying Number of
          Assignee


          -----------------------------------------------------------------


          -----------------------------------------------------------------
          Please print or typewrite name and address including postal zip code of assignee


          -----------------------------------------------------------------
          this bond and all rights thereunder, hereby irrevocably constituting and appointing attorney to register such
          transfer on the registration books in the principal office of the Registrar, with full power of substitution in the premises.

          Dated:
                -------------------------

          ----------------------------------------------------------------

                                        NOTE:  The signature on this
                                        assignment must correspond with the
                                        name as written on the face of this
                                        Bond in every particular, without
                                        alteration, enlargement or any
                                        change whatsoever.

                                                                  EXHIBIT C

                  (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

                            CERTIFICATE OF AUTHENTICATION

                    This is to certify that this Bond is one of the Bonds
               described in the within-mentioned Indenture.


                              FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION as Trustee


                                   By
                                     -------------------------------------
                                     Authorized Officer

          Date of Authentication:
                                 -----------------------